CREDIT AGREEMENT

                          Dated as of February 1, 2000

                                      among

                        MSC INDUSTRIAL DIRECT CO., INC.,

                           The Banks signatory hereto,

                 THE CHASE MANHATTAN BANK, as Syndication Agent,

                                       and

                        FLEET BANK, NATIONAL ASSOCIATION
                   as Administrative Agent and as Issuing Bank

                                   arranged by

          FLEET BANK, NATIONAL ASSOCIATION and CHASE SECURITIES, INC.,
                              As Co-lead Arrangers

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS_______________________________________1

 Section 1.1.     Definitions._________________________________________________1

 Section 1.2.     Accounting Terms.___________________________________________20

 Section 1.3.     Interpretation._____________________________________________20

ARTICLE 2. THE LOANS__________________________________________________________20

 Section 2.1.     The Loans Generally.________________________________________20

 Section 2.2.     The Notes.__________________________________________________22

 Section 2.3.     Use of Proceeds.____________________________________________22

 Section 2.4.     Borrowing Procedures for Revolving Credit Loans and
                  Term Loans._________________________________________________23

 Section 2.5.     Bid Procedure.______________________________________________23

 Section 2.6.     Interest on Loans.__________________________________________26

 Section 2.7.     Reductions in Revolving Credit Commitments._________________26

 Section 2.8.     Adjustments to Applicable Margin and Applicable
                  Unused Percentage.__________________________________________27

ARTICLE 3. LETTERS OF CREDIT__________________________________________________27

 Section 3.1.     Agreement to Issue._________________________________________27

 Section 3.2.     Amounts; Tenor._____________________________________________27

 Section 3.3.     Conditions._________________________________________________28

 Section 3.4.     Issuance of Letters of Credit.______________________________29

 Section 3.5.     Letter of Credit Obligations; Duties of Issuing Bank._______29

 Section 3.6.     Participations._____________________________________________30

 Section 3.7.     Payment of Letter of Credit Reimbursement Obligations.______31

 Section 3.8.     Indemnification; Exoneration._______________________________32

 Section 3.9.     Prior Letters of Credit and Sid Tool Letters of Credit._____33

ARTICLE 4. GENERAL CREDIT PROVISIONS;_________________________________________33

 Section 4.1.     Certain Notices.____________________________________________33

 Section 4.2.     Prepayments.________________________________________________34

 Section 4.3.     Agency and Arranger Fees.___________________________________35

 Section 4.4.     Unused Fee; Origination Fee.________________________________35

 Section 4.5.     Compensation for Letters of Credit._________________________35

 Section 4.6.     Payments Generally._________________________________________36

 Section 4.7.     Conversion and Continuation of Revolving Credit Loans.______38


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ARTICLE 5. YIELD PROTECTION, ETC._____________________________________________40

 Section 5.1.     Additional Costs.___________________________________________40

 Section 5.2.     Limitation on Types of Loans._______________________________42

 Section 5.3.     Illegality._________________________________________________42

 Section 5.4.     Certain Loans Pursuant To Sections 5.1, 5.2 and 5.3.________43

 Section 5.5.     Certain Compensation._______________________________________43

ARTICLE 6. CONDITIONS PRECEDENT_______________________________________________44

 Section 6.1.     Initial Conditions Precedent._______________________________44

 Section 6.2.     Additional Conditions Precedent.____________________________47

 Section 6.3.     No Default Certificate and Deemed Representations.__________48

ARTICLE 7. REPRESENTATIONS AND WARRANTIES_____________________________________48

 Section 7.1.     Incorporation, Good Standing and Due Qualification;
                  Compliance with Law.________________________________________48

 Section 7.2.     Power and Authority; No Conflicts.__________________________49

 Section 7.3.     Legally Enforceable Agreements._____________________________49

 Section 7.4.     Litigation._________________________________________________49

 Section 7.5.     Financial Statements._______________________________________50

 Section 7.6.     Ownership and Liens.________________________________________50

 Section 7.7.     Taxes.______________________________________________________50

 Section 7.8.     ERISA.______________________________________________________51

 Section 7.9.     Subsidiaries and Ownership of Stock.________________________51

 Section 7.10.    Credit Arrangements.________________________________________51

 Section 7.11.    Operation of Business.______________________________________52

 Section 7.12.    No Default on Outstanding Judgments or Orders.______________52

 Section 7.13.    No Defaults on Other Agreements.____________________________53

 Section 7.14.    Labor Disputes and Acts of God._____________________________53

 Section 7.15.    Governmental Regulation.____________________________________53

 Section 7.16.    Partnerships._______________________________________________53

 Section 7.17.    No Forfeiture Proceedings.__________________________________53

 Section 7.18.    No Default or Event of Default._____________________________54

 Section 7.19.    Solvency.___________________________________________________54

 Section 7.20.    Material Adverse Change.____________________________________54

 Section 7.21.    Name._______________________________________________________54

 Section 7.22.    Debt._______________________________________________________54

 Section 7.23.    Nature of Business._________________________________________54

 Section 7.24.    Fiscal Year End.____________________________________________55

 Section 7.25.    Environmental Matters.______________________________________55

 Section 7.26.    Year 2000 Issue.____________________________________________56

ARTICLE 8. AFFIRMATIVE COVENANTS______________________________________________57

 Section 8.1.     Maintenance of Existence.___________________________________57

 Section 8.2.     Conduct of Business.________________________________________57

 Section 8.3.     Maintenance of Properties.__________________________________57

 Section 8.4.     Maintenance of Records._____________________________________57

 Section 8.5.     Maintenance of Insurance.___________________________________57

 Section 8.6.     Compliance with Laws._______________________________________58

 Section 8.7.     Right of Inspection.________________________________________58

 Section 8.8.     Reporting Requirements._____________________________________58

 Section 8.9.     Payment of Obligations._____________________________________62

 Section 8.10.    Affiliate Guarantee.________________________________________62

 Section 8.11.    Notices With Respect to Certain Debts.______________________62

 Section 8.12.    Use of Proceeds.____________________________________________62

 Section 8.13.    Solvency.___________________________________________________62

 Section 8.14. Additional Subsidiary Guarantees and Other Subsidiary Guarantee Issues.___________________________________________62

 Section 8.15.    Indemnity (Environmental Matters).__________________________63

 Section 8.16.    Year 2000 Issue.____________________________________________63

ARTICLE 9. NEGATIVE COVENANTS_________________________________________________63

 Section 9.1.     Debt._______________________________________________________63

 Section 9.2.     Liens.______________________________________________________64

 Section 9.3.     Investments.________________________________________________65

 Section 9.4.     Sale of Assets._____________________________________________66

 Section 9.5.     Transactions with Affiliates._______________________________67

 Section 9.6.     Mergers, Etc._______________________________________________67

 Section 9.7.     Acquisitions._______________________________________________67

 Section 9.8.     No Activities Leading to Forfeiture.________________________68

 Section 9.9.     Corporate Documents; Fiscal Year.___________________________68

  Section 9.10.   Redemptions, Etc.___________________________________________68

  Section 9.11.   Creation of Subsidiaries, etc.______________________________68

  Section 9.12.   Real Estate Loans to Affiliates.____________________________68

  Section 9.13.   Loans to Affiliates; Distributions._________________________68

  Section 9.14.   Broker's Fees.______________________________________________69

  Section 9.15.   Dividends.__________________________________________________69

  Section 9.16.   Nature of Business._________________________________________69

ARTICLE 10. FINANCIAL COVENANTS_______________________________________________69

  Section 10.1.   Minimum Effective Net Worth.________________________________69

  Section 10.2.   Quick Ratio.________________________________________________69

  Section 10.3.   Maximum Leverage.___________________________________________70

  Section 10.4.   Maximum Cash Flow Coverage Ratio.___________________________70

  Section 10.5.   Minimum Interest Coverage Ratio.____________________________70

  Section 10.6.   Positive Earnings.__________________________________________70

ARTICLE 11. EVENTS OF DEFAULT_________________________________________________70

  Section 11.1.   Events of Default.__________________________________________70

  Section 11.2.   Remedies.___________________________________________________73

ARTICLE 12. THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE ISSUING
            BANK;RELATIONS AMONG BANKS________________________________________73

  Section 12.1.   Appointment, Powers and Immunities of Agents; Certain
                  Other Matters.______________________________________________73

  Section 12.2.   Reliance by Administrative Agent and Issuing Bank.__________74

  Section 12.3.   Defaults.___________________________________________________75

  Section 12.4. Rights of Administrative Agent, the Syndication Agent and Issuing Bank._______________________________________________75

  Section 12.5.   Indemnification of Administrative Agent, Syndication
                  Agent, Issuing Bank and Arrangers.__________________________76

  Section 12.6.   Documents.__________________________________________________76

  Section 12.7. Non-Reliance on Administrative Agent, Syndication Agent, Arrangers, Issuing Bank and Other Banks.____________________77

  Section 12.8.   Failure of Administrative Agent or the Issuing Bank to Act._77

  Section 12.9.   Resignation or Removal of Administrative Agent or
                  Syndication Agent.__________________________________________78

  Section 12.10.  Amendments Concerning Agency, Arrangement and Issuing
                  Bank Function.______________________________________________78

  Section 12.11.  Liability of Agents, Issuing Bank and Banks.________________79

  Section 12.12.  Transfer of Agency Function.________________________________79

  Section 12.13.  Non-Receipt of Funds by the Administrative Agent.___________79

  Section 12.14.  Withholding Taxes.__________________________________________79

  Section 12.15.  Several Obligations and Rights of Banks.____________________80

  Section 12.16.  Pro Rata/Non Pro Rata Treatment of Loans.___________________81

  Section 12.17.  Sharing of Payments Among Banks.____________________________81

ARTICLE 13. MISCELLANEOUS_____________________________________________________82

  Section 13.1.  Amendments and Waivers.______________________________________82

  Section 13.2.  Usury._______________________________________________________83

  Section 13.3.  Expenses.____________________________________________________83

  Section 13.4.  Survival.____________________________________________________84

  Section 13.5.  Assignment; Participation.___________________________________84

  Section 13.6. Special Provisions with Respect to Equity Investments and Acquisitions.____________________________________________85

  Section 13.7.  Notices._____________________________________________________86

  Section 13.8.  Setoff.______________________________________________________87

  Section 13.9.  JURISDICTION; WAIVER OF JURY TRIAL; IMMUNITIES.______________87

  Section 13.10. Table of Contents; Headings._________________________________88

  Section 13.11.  Severability._______________________________________________88

  Section 13.12.  Counterparts._______________________________________________88

  Section 13.13.  Integration.________________________________________________89

  Section 13.14.  Governing Law.______________________________________________89

  Section 13.15.  Treatment of Certain Information.___________________________89

  Section 13.16.  Further Rights of the Administrative Agent._________________90

  Section 13.17.  Lost Notes._________________________________________________90

  EXHIBITS AND SCHEDULES

  Exhibits

  Exhibit A-1    Form of Revolving Credit Note

  Exhibit A-2    Form of Term Note

  Exhibit B-1    Form of Bid Request

  Exhibit B-2    Form of Bid

  Exhibit B-3    Form of Bid Acceptance/Rejection

  Exhibit C      Form of Subsidiary Guaranty

  Exhibit D      Form of Oinion of Borrower's Counsel

  Exhibit E-1    Form of Notice of Borrowing

  Exhibit E-2    Form of Notice of Conversion/Continuation

  Schedules:

  Schedule 7.1 Exceptions to Due Incorporation, Good Standing and Due Qualification; Compliance with Law

  Schedule 7.2   Exceptions to Power and Authority; No Conflicts

  Schedule 7.4   Pending and Threatened Litigation

  Schedule 7.8   ERISA

  Schedule 7.9   Subsidiaries

  Schedule 7.10  Debt Agreements and Liens

  Schedule 7.16  Partnerships

  Schedule 7.17  Forfeiture Proceedings

  Schedule 7.21  Trade Names and Trade Styles

  Schedule 7.25  Environmental

      CREDIT AGREEMENT dated as of February 1, 2000, among MSC INDUSTRIAL DIRECT CO., INC., a corporation organized under the laws of New York (the "Borrower"), each of the banks now or hereafter parties hereto, THE CHASE MANHATTAN BANK ("Chase"), as syndication agent (in such capacity, together with its successors in such capacity, the "Syndication Agent"), and FLEET BANK, NATIONAL ASSOCIATION ("Fleet"), as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent") and as issuing bank (in such capacity, together with its successors in such capacity, the "Issuing Bank").

                              W I T N E S S E T H:

      WHEREAS, the Borrower, certain banks parties thereto (the "Prior Banks") and the Administrative Agent entered into a Credit Agreement dated as of June 12, 1997, (the "Prior Credit Agreement"), pursuant to which the Prior Banks made certain financial accommodations thereunder on the terms and subject to the conditions contained therein; and

      WHEREAS, the Borrower intends (a) to finance (i) its working capital and Capital Expenditures needs and the working capital and Capital Expenditures needs of its Consolidated Subsidiaries (as defined below) and (ii) Permitted Acquisitions by the Borrower and any of its Acquisition Subsidiaries and (b) to refinance revolving credit loans made to the Borrower under the Prior Credit Agreement, in each such case by obtaining Loans and the issuance of Letters of Credit for the account of the Borrower and on behalf of the Borrower and its Subsidiaries; and

      WHEREAS, the Borrower has requested the Banks to provide a commitment to make Loans to the Borrower and issue Letters of Credit; and

      WHEREAS, the Banks are willing to make such Loans and the Issuing Bank is willing to issue such Letters of Credit on the terms and subject to the conditions contained herein;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS

      Section 1.1. Definitions.

      As used in this Agreement, "Administrative Agent," "Borrower," "Chase," "Fleet," "Issuing Bank" and "Syndication Agent" shall have the meaning provided therefor in the introductory paragraph to this Agreement and the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

      "Acquisition" means (i) the acquisition by purchase or otherwise of the business or assets of or Capital Stock of another Person whereby, after giving effect thereto, the acquiror has the power to direct the management of the Person so acquired or the acquiror has the power to direct at least a majority of the voting interests of the Capital Stock of the Person so acquired or (ii) a Joint Venture Acquisition.

      "Acquisition Cost" means with respect to any Permitted Acquisition, without duplication, the sum of (i) all cash consideration paid or agreed to be paid by the acquiror to make such Acquisition (inclusive of payments by such Person of the seller's professional fees and expenses and other out-of-pocket costs and/or expenses in connection therewith), plus (ii) the fair market value of all non-cash consideration paid by such Person in connection therewith, plus
(iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such Person in connection therewith, plus (iv) the maximum amount of any purchase price to be paid pursuant to any "earn out" or similar provision contained in the documents related to such Acquisition, plus
(v) any deferred portion of the purchase price related to such Acquisition, including without limitation consulting arrangements, non-compete arrangements and other similar arrangements, plus (vi) any optional or mandatory capital contributions made to such entity by such Person, plus (vii) the amount of all Investments in Acquisition Subsidiaries with respect to such Permitted Acquisition, plus (viii) the amount of all Investments in any Person that is the subject of such Permitted Acquisition, plus (ix) the amount of all other Investments made in connection with such Permitted Acquisition. The principal or stated amount of any liability assumed or incurred by an acquiror in connection with an Acquisition which is a contingent liability shall be an amount equal to the stated amount of such liability or, if the same is not stated, the maximum reasonably anticipated amount payable by such Person in respect thereof as determined by such Person in good faith. For purposes of determining the Acquisition Cost, any amounts within items (vii), (viii), or (ix) above that are part of the consideration for a Permitted Acquisition and included in items (i) or (vi) above, shall only be included once.

      "Acquisition Subsidiary" means each now or hereafter acquired or established Subsidiary of the Borrower that, pursuant to and subject to the limitations of Section 13.6 hereof, may make Permitted Acquisitions and Permitted Equity Investments.

      "Additional Costs" shall have the meaning given to that term in Article 5 hereof.

      "Adjusted Aggregate Outstandings" means, without duplication, at a particular time, the sum of (a) the Aggregate Letter of Credit Outstandings at such time, plus (b) the Aggregate Revolving Credit Loans Outstandings at such time.

      "Adjustment Amount" means, with respect to any fiscal quarter of the Borrower, 50% of the Borrower's Net Income for such fiscal quarter. If with respect to any fiscal quarter the Borrower has Net Income of less than zero, the Adjustment Amount shall be deemed zero for such fiscal quarter.

      "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Borrower; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower; or (d) which is a partnership in which the Borrower is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      "Affiliate Advances" means all amounts due at any time and from time to time from Affiliates of the Borrower and/or Affiliates of any Subsidiary of the Borrower to the extent that such amounts are included in the determination of Total Assets.

      "Aggregate Bid Loan Outstandings" means, at a particular time, the aggregate principal amount of the Borrower's obligations to the Banks, or any of them, in connection with Bid Loans.

      "Aggregate Letter of Credit Outstandings" means, at a particular time, the sum of (a) the aggregate maximum amount then available or available in the future to be drawn under all Letters of Credit outstanding and all Prior Letters of Credit and all Sid Tool Letters of Credit at such time plus (b) the aggregate amount of any payments made by the Issuing Bank or any Bank under, or with respect to, any Letter of Credit, any Prior Letter of Credit or any Sid Tool Letter of Credit that has not theretofore been reimbursed by or on behalf of the Borrower or one or more of its Subsidiaries.

      "Aggregate Outstandings" means, without duplication, at a particular time, the sum of (a) the Aggregate Letter of Credit Outstandings at such time, plus
(b) the Aggregate Revolving Credit Loans Outstandings at such time, plus (c) the Aggregate Bid Loan Outstandings at such time, plus (d) the Aggregate Term Loan Outstandings.

      "Aggregate Revolving Credit Loans Outstandings" means, at a particular time, the aggregate principal amount of the Borrower's obligations to the Banks, or any of them, in connection with Revolving Credit Loans.

      "Aggregate Revolver Outstandings" means, without duplication, at a particular time, the sum of (a) the Aggregate Letter of Credit Outstandings at such time, plus (b) the Aggregate Revolving Credit Loans Outstandings at such time, plus (c) the Aggregate Bid Loan Outstandings at such time.

      "Aggregate Term Loan Outstandings" means, at a particular time, the aggregate principal amount of the Borrower's obligations to the Banks, or any of them, in connection with Term Loans.

      "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

      "Applicable Margin" means, with respect to BA Rate Loans and LIBOR Loans,
(i) if the ratio of Total Senior Debt to EBITDA is less than 1.00:1.00, 0.65%;
(ii) if the ratio of Total Senior Debt to EBITDA is equal to or greater than 1.00:1.00 but less than 1.50:1.00, 0.75%; (iii) if the ratio of Total Senior Debt to EBITDA is equal to or greater than 1.50:1.00 but less than 2.00:1.00, 1.00%; and (iv) if the ratio of Total Senior Debt to EBITDA is equal to or greater than 2.00:1.00, 1.25%. Nothing contained in this definition of "Applicable Margin" shall affect the rights of the Banks under Article 11 of this Agreement.

      "Applicable Unused Percentage" means, with respect to the Unused Fee, (i) if the ratio of Total Senior Debt to EBITDA is less than 1.00:1.00, 0.150%; (ii) if the ratio of Total Senior Debt to EBITDA is equal to or greater than 1.00:1.00 but less than 1.50:1.00, 0.175%; (iii) if the ratio of Total Senior Debt to EBITDA is equal to or greater than 1.50:1.00 but less than 2.00:1.00, 0.200%; and (iv) if the ratio of Total Senior Debt to EBITDA is equal to or greater than 2.00:1.00, 0.225%. Nothing contained in this definition of "Applicable Unused Percentage" shall affect the rights of the Banks under
Article 11 of this Agreement.

      "Arranger" means Chase Securities, Inc. or Fleet Bank, National Association, each as a co-lead arranger, together with their successors in such capacity.

      "Arrangers" means Chase Securities, Inc. and Fleet Bank, National Association, collectively as co-lead arrangers, together with their successors in such capacity.

      "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a LIBOR Loan or notice with respect to any LIBOR Loan, such a day on which dealings in Dollar deposits are also carried out in the London interbank market.

      "Banks" means each Bank listed on the signature pages hereof under the caption "Banks" and any of their permitted assigns pursuant to Section 13.5 hereof, and any successors of any of the foregoing and any other financial institution that becomes a party hereto as a "Bank."

      "BA Rate" means, with respect to any Borrowing consisting of BA Rate Loans, the higher of the rates per annum quoted by Fleet and Chase (each in its capacity as a Bank) at approximately 11:00 a.m. (New York time), as determined by the Administrative Agent, on the first day of the Interest Period for such Borrowing for the acceptance of drafts having a maturity and in a face amount comparable to such Interest Period and principal amount of the BA Rate Loan to be made by Fleet or Chase, as the case may be, each in its capacity as a Bank with respect to such Borrowing.

      "BA Rate Loan" means any Revolving Credit Loan or Term Loan when and to the extent the interest rate therefor is based on the BA Rate.

      "Base Rate" means that rate of interest from time to time announced by the entity which is the Administrative Agent at the Principal Office as its prime commercial lending rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

      "Base Rate Loan" means any Loan when and to the extent the interest rate therefor is based on the Base Rate.

      "Bid" means an offer by a Bank to make a Bid Loan pursuant to Section 2.5 hereof substantially in the form of Exhibit B-2 hereto.

      "Bid Acceptance/Rejection" means a notification made by the Borrower pursuant to Section 2.5 hereof substantially in the form of Exhibit B-3 hereto.

      "Bid Loan" means a Loan made pursuant to the bidding procedure described in Section 2.5 hereof. Each Bid Loan shall be a Fixed Rate Loan unless otherwise provided by Article 5, Article 11 or any other applicable provisions of this Agreement.

      "Bid Request" means a request made pursuant to Section 2.5 hereof substantially in the form of Exhibit B-1 hereto.

      "Borrowing" means the aggregate amount of Revolving Credit Loans and/or Term Loans to be made by the Banks, or any of them, to the Borrower pursuant to any one Notice of Borrowing.

      "Capital Expenditures" means expenditures by the Borrower and the Borrower's Consolidated Subsidiaries for any fixed assets or improvements, replacements, substitutions, or additions thereto which have a useful life of more than one (1) year and which would be treated as capital expenditures under GAAP including, but not limited to, payments under any Capital Leases.

      "Capital Lease" means any lease which has been capitalized on the balance sheet of the lessee in accordance with GAAP.

      "Capital Stock" shall mean, as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

      "Change of Control" means a change in the composition of the Managing Person of the Borrower shall have occurred in which the individuals who constituted the Managing Person of the Borrower at the beginning of the two year period immediately preceding such change (together with any other director whose election by the Managing Person of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least two-thirds of the members of such Managing Person then in office who either were members of such Managing Person at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Managing Person then in office.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment" means, with respect to each Bank, the Revolving Credit Commitment, the Term Loan Commitment and the obligation of such Bank to otherwise extend credit to the Borrower hereunder in the aggregate principal amounts listed on the signature pages hereof with respect to such Bank under the column "Total Commitment" or in the assignment agreement pursuant to which such Bank became a "Bank" hereunder in accordance with Section 13.5 hereof (as such amounts may be reduced or otherwise modified from time to time as provided in this Agreement).

      "Commitment Proportion" means, with respect to each Bank at the time of determination, that proportion that its Commitment bears to the Total Commitment.

      "Consolidated Subsidiary" means any Subsidiary of any Person the financial statements of which are, or should be, consolidated with the financial statements of such Person in accordance with GAAP.

      "Debt" means, with respect to any Person (without duplication): (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) Unfunded Vested Liabilities of such Person; (d) the face amount of any outstanding letters of credit issued for the account or upon the application of such Person and any unreimbursed amounts owing with respect to any such letters of credit; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any Lien on property of such Person; (h) obligations of such Person as lessee under Capital Leases; and (i) indebtedness of such Person evidenced by a note, bond, indenture or similar instrument.

      "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

      "Default Rate" means, with respect to any Loan, a rate per annum equal to 2% plus the rate of interest otherwise (assuming no Event of Default has occurred and is continuing) applicable to the relevant Loan and, with respect to each Letter of Credit, a rate per annum equal to 2% plus the rate of commission fee otherwise (assuming no Event of Default has occurred and is continuing) applicable to such Letter of Credit.

      "Dividends" means, for any period, dividends paid by the Borrower, other than dividends payable solely in capital stock of the Borrower.

      "Dollars" and the sign "$", mean lawful money of the United States of America.

      "EBITDA" means, for any period, the sum of (i) Operating Income for such period plus (ii) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind to the extent included in the determination of Operating Income for such period.

      "Effective Date" means the date this Agreement has been executed by the Borrower, the Banks, the Issuing Bank and the Administrative Agent.

      "Effective Net Worth" means, at any particular date, (i) the sum of capital surplus, earned surplus, capital stock and the principal amount of, and the accrued interest with respect to, any Subordinated Debt minus (ii) deferred charges, deferred tax assets, Affiliate Advances, treasury stock and intangibles (including, without limitation, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and developmental costs and training costs), all determined in accordance with GAAP.

      "Environmental Law" means any federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof.

      "Equity Investment" means a prudent investment, other than an Acquisition, in the Capital Stock of any Person.

      "Equity Investment Cost" means, with respect to any Permitted Equity Investment, without duplication, (i) the aggregate amount of cash and other property invested in connection with such Permitted Equity Investment, plus (ii) the amount of all Investments in Acquisition Subsidiaries with respect to such Permitted Equity Investment, plus (iii) the amount of all other Investments made in connection with such Permitted Equity Investment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is aggregated with the Borrower under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

      "Event of Default" has the meaning ascribed to such term in Section 11.1 hereof.

      "Excluded Subsidiaries" means Subsidiaries of the Borrower that have not executed, or become a party to, a Subsidiary Guarantee.

      "Facility Documents" means this Agreement, the Notes, the Subsidiary Guarantees and all other agreements, documents and instruments executed in connection herewith or therewith including, but not limited to, all documents and instruments executed by the Borrower or an Acquisition Subsidiary in connection with a Permitted Acquisition.

      "Federal Funds Rate" means, for any day, the rate per annum (expressed on an actual number of days to 365/366 days basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System, and its successors.

      "Fixed Rate" means, with respect to any Borrowing consisting of Fixed Rate Loans, the rate of interest established by each Bank as the rate of interest for the Bid Loan bearing interest at a fixed rate made or to be made by such Bank pursuant to a Bid Request.

      "Fixed Rate Loan" means each Bid Loan that bears interest at a Fixed Rate.

      "Forfeiture Proceeding" means the commencement of any action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may result in the seizure or forfeiture of any of their property which would cause a material adverse effect upon the operations, business, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, or, when the term (Forfeiture Proceeding) is used in Section 6.17 hereof, on the ability of the Borrower or any of its Subsidiaries to perform its obligations hereunder, or, when the term (Forfeiture Proceeding) is used in
Section 11.1(h) hereof, on the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their obligations hereunder or under any of the other Facility Documents.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section
7.5 hereof.

      "Hazardous Substance" means any hazardous or toxic substance, material, waste or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, radioactive materials or any other substance or waste regulated pursuant to any Environmental Law.

      "Installment Payment Date" means any date on which all or any portion of the principal amount of the Term Loans is due and payable.

      "Interest Expense" means the Borrower's interest expense as reflected in its financial statements and calculated in accordance with GAAP.

      "Interest Payment Date" means (i) in the case of LIBOR Loans, Fixed Rate Loans and BA Rate Loans, the last day of the Interest Period applicable thereto and, in the case of an Interest Period for any BA Rate Loan or Fixed Rate Loan longer than 90 days or an Interest Period for any LIBOR Loan longer than three months, every 90 days and every three months, respectively, (ii) in the case of any Base Rate Loans, the last day of each calendar month, commencing February 29, 2000, (iii) in the case of all Loans, no later than the applicable Loan Maturity Date.

      "Interest Period" means (a) in the case of LIBOR Loans, the period commencing on the date a LIBOR Loan is made or deemed made pursuant to a conversion or continuation and ending, as the Borrower may select, on the numerically corresponding day in the first, second, third, or (as available) fourth or sixth calendar month thereafter, (b) in the case of BA Rate Loans, the period commencing on the date a BA Rate Loan is made or deemed made pursuant to a conversion or continuation and ending, as the Borrower may select, on the 30th, 60th, 90th or (as available) 120th or 180th day thereafter, and (c) in the case of Fixed Rate Loans, the period commencing on the date a Fixed Rate Loan is made and ending such number of days thereafter (which shall be not less than 30 days or more than 180 days after the date such Fixed Rate Loan is made) , as the Borrower may select; provided that (x) if any Interest Period would otherwise end on a day that is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless, in the case of an Interest Period pertaining to a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day and (y) each such Interest Period pertaining to a LIBOR Loan which commences on the last Banking Day of a calendar month, or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month, shall end on the last Banking Day of the appropriate calendar month. In no event shall any Interest Period extend beyond the applicable Loan Maturity Date and no portion of the Term Loans shall have an Interest Period which extends beyond an Installment Payment Date if, after giving effect to such Interest Period, the amount payable on any Installment Payment Date would exceed the sum of (i) the aggregate principal amount of the outstanding portion of the Term Loans constituting LIBOR Loans and BA Rate Loans with Interest Periods ending prior to such Installment Payment Date and (ii) the aggregate outstanding portion of the Term Loans constituting Base Rate Loans.

      "Interest Rate Protection Arrangement" means any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks or other financial institutions to their customers in order to reduce the exposure of such customers to interest rate fluctuations, as the same may be amended, supplemented or otherwise modified from time to time.

      "Investment" or "Investments" means any loan or advance to any Person, or any Acquisition of any Person, or any capital contribution to, or other investment in, or acquisition of any interest in, any Person.

      "Joint Venture Acquisition" means the acquisition by purchase or otherwise of Capital Stock interests in Joint Venture Companies.

      "Joint Venture Companies" means Persons established directly or indirectly by the Borrower or one of the Borrower's Subsidiaries or Affiliates with one or more other Persons on a partnership or similar basis with respect to a specific project or line of business.

      "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or in an assignment agreement pursuant to Section 13.5 hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

      "Letter of Credit" means any letter of credit (including, without limitation, any Special Letter of Credit) issued by the Issuing Bank for the account of the Borrower directly or as a financial accommodation for a Subsidiary of the Borrower pursuant to the terms of this Agreement.

      "Letter of Credit Commission Fee" means the letter of credit commission fee payable by the Borrower to the Administrative Agent, for the ratable account of the Banks or for the account of the Issuing Bank, as the case may be, pursuant to Section 4.5(a) hereof.

      "L/C Subfacility" means that portion of the Total Revolving Credit Commitment available for the issuance by the Issuing Bank of Letters of Credit, in an aggregate amount not to exceed $20,000,000 at any time.

      "LIBOR" means with respect to any Borrowing consisting of LIBOR Loans, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined by the Administrative Agent on the basis of the offered rates for deposits in Dollars, for a period comparable to the Interest Period applicable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to such Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m.(London Time), on the day that is two
(2) Banking Days prior to the beginning of such Interest Period.

      If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period comparable to the Interest Period applicable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Banking Days preceding the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for the date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Banking Days preceding the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR for such LIBOR Loan cannot be determined. In the event that the Federal Reserve Board shall impose a Reserve Percentage with respect to LIBOR deposits of any Bank, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus such Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

      "LIBOR Loan" means any Revolving Credit Loan or Term Loan when and to the extent the interest rate therefor is determined on the basis of LIBOR.

      "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

      "Loan" means any Revolving Credit Loan, Term Loan or Bid Loan made by a Bank pursuant to Article 2 hereof.

      "Loan Maturity Date" means (A) with respect to each Revolving Credit Loan and each Bid Loan, the earlier of (a) the date on which (i) such Loans shall be indefeasibly paid in full, (ii) all Letters of Credit shall be indefeasibly reimbursed in full, (iii) the Revolving Credit Commitments shall terminate hereunder and (iv) all obligations of the Borrower in connection with such Loans, Letters of Credit and Revolving Credit Commitments have been satisfied or (b) November 1, 2004; provided that if such date is not a Banking Day, the Loan Maturity Date for such Loans shall be the next succeeding Banking Day (or, with respect to LIBOR Loans, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day) and (B) with respect to the Term Loans, the earlier of
(a) the date on which (i) such Loans shall be indefeasibly paid in full, and
(ii) all obligations of the Borrower in connection with such Loans have been satisfied or (b) November 1, 2004; provided that if such date is not a Banking Day, the Loan Maturity Date for such Loans shall be the next succeeding Banking Day (or, with respect to LIBOR Loans, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

      "Long Term Debt" means indebtedness for borrowed money which by its terms matures more than 12 months after the date incurred or if maturing sooner, the maturity thereof may be extended at the option of the debtor beyond such 12 month period

      "Managing Person" means with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner or general partners, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

      "Material Debt Agreement" has the meaning ascribed to such term in Section
7.10 hereof.

      "Material Subsidiary" means any Subsidiary of the Borrower that has Total Subsidiary Assets of at least $1,000,000, subject to Section 8.14 hereof.

      "Multiemployer Plan" means a Plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

      "Net Income" means, with respect to any Person for any period, such Person's and its Consolidated Subsidiaries' net income for such period determined on a consolidated basis in accordance with GAAP as reflected on such Person's consolidated financial statements.

      "Note" means any Revolving Credit Note or Term Note.

      "Notes" means collectively each Revolving Credit Note and each Term Note.

      "Notice of Borrowing" means an irrevocable notice, substantially in the form of Exhibit D-1 hereto, given by the Borrower to the Administrative Agent in connection with any Borrowing consisting of Revolving Credit Loans or Term Loans.

      "Notice of Conversion/Continuation" means an irrevocable notice, substantially in the form of Exhibit D-2 hereto, given by the Borrower to the Administrative Agent with respect to the conversion of Base Rate Loans to LIBOR Loans or BA Rate Loans, BA Rate Loans to Base Rate Loans or LIBOR Loans or LIBOR Loans to Base Rate Loans or BA Rate Loans, as the case may be, or a continuation of BA Rate Loans or LIBOR Loans as such, as the case may be.

      "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts, owing by the Borrower to the Administrative Agent, the Syndication Agent, the Issuing Bank or any Bank, arising under or relating to this Agreement or any other Facility Document, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Banks in any of the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder, under another Facility Document, or under any other agreement or instrument with the Administrative Agent, the Syndication Agent, the Issuing Bank or any Bank.

      "Operating Income" means, for any period, for the Borrower and its Consolidated Subsidiaries on a consolidated basis, earnings (or loss) from operations, calculated in accordance with the methodology used for calculating "Income from Operations" in the financial statements referred to in Section 7.5 hereof.

      "Original Investment Amount" means, with respect to a Permitted Equity Investment or a Permitted Joint Venture Acquisition, the amount of cash and other property invested by the Borrower in connection with such Permitted Equity Investment or Permitted Joint Venture Acquisition, as the case may be.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Permissible Business" means (i) any business engaged in (or, in the case of acquired assets, used in) a business comparable to the business in which Sid Tool is engaged as of the Effective Date or (ii) any business that furthers or facilitates the internet related electronic commerce business conducted directly or indirectly by the Borrower or one of its Affiliates, Subsidiaries or Joint Venture Companies.

      "Permissible Reinvestment Proceeds" means, as to any Permitted Equity Investment or any Permitted Joint Venture Acquisition, the amount actually realized by the Borrower upon the sale or other disposition of such Permitted Equity Investment or Permitted Joint Venture Acquisition, as the case may be, up to but not in excess of the Original Investment Amount with respect to such Permitted Equity Investment or Permitted Joint Venture Acquisition, as the case may be, but solely to the extent of such proceeds that are thereafter utilized
(i) toward a Permitted Equity Investment or a Permitted Acquisition, or (ii) as a prepayment of the Term Loans in accordance with Section 4.2(d) hereof.

      "Permitted Acquisition" means an Acquisition permitted by and made within the limitations of Section 13.6 hereof.

      "Permitted Assumed Acquisition Debt" means, with respect to any Subsidiary of the Borrower or any Joint Venture Company that is acquired in a Permitted Acquisition, any of the following Debt of such Subsidiary that was outstanding immediately prior to the closing of such Permitted Acquisition, was not created or incurred by such Subsidiary in contemplation of such Permitted Acquisition, remains outstanding Debt of such Subsidiary on and after such closing or is assumed by the Borrower or an Acquisition Subsidiary, and does not breach (and does not cause or result in any breach of) any term of this Agreement:

      (a) Mortgage term loans secured by Liens on interests in real estate owned by or leased to such Subsidiary;

      (b) Debt in respect of industrial revenue bonds issued for the benefit of, or issued to finance projects for the benefit of, such Subsidiary, which Debt may be secured by Liens on interests in the projects so financed and owned by or leased to such Subsidiary;

      (c) Unsecured term debt evidenced by publicly-traded notes issued by such Subsidiary pursuant to a trust indenture and subject to the Trust Indenture Act of 1939, as amended; and

      (d) Debt arising in respect of revolving credit facilities, letter of credit facilities, bankers' acceptance facilities and other similar credit facilities, which Debt may be secured by Liens on current assets of such Subsidiary; provided, however, that (i) the maximum amount of all Debt outstanding and available under all of the foregoing facilities shall not exceed $10,000,000 in the aggregate at any time, and (ii) within six months after the date of the closing of such Permitted Acquisition, all of the foregoing facilities shall have been terminated, all Debt thereunder shall have been repaid in full or otherwise extinguished, and all Liens securing the same shall have been released and extinguished.

      "Permitted Disposition" means the sale by the Borrower, within the limitations of Section 9.4(iv) hereof, of all or part of its Capital Stock interests in Joint Venture Companies.

      "Permitted Equity Investment" means an Equity Investment permitted by and made within the limitations of Section 13.6 hereof.

      "Permitted Joint Venture Acquisition" means a Joint Venture Acquisition permitted by and made within the limitations of Section 13.6 hereof.

      "Permitted Liens" means those certain Liens defined in Section 9.2 hereof.

      "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate.

      "Principal Office" means the principal office of the Administrative Agent, presently located at 300 Broad Hollow Road, Melville, New York 11747.

      "Prior Credit Agreement" has the meaning set forth in the recitals to this Agreement.

      "Prior Loan" means each BA Rate Loan or LIBOR Loan which is a Pro Rata Loan (as each such term is defined in the Prior Credit Agreement) made under the Prior Credit Agreement and which is outstanding on the date hereof.

      "Prior Credits" means any and all extensions of credit under or pursuant to the Prior Credit Agreement.

      "Prior Letters of Credit" means all letters of credit issued for the account of the Borrower under the Prior Credit Agreement and not returned to the Issuing Bank (as defined in the Prior Credit Agreement) on or prior to the date hereof.

      "Real Estate Affiliates" means certain Affiliates of the Borrower from whom the Borrower leases certain Real Property.

      "Real Property" means any real property owned or leased by the Borrower or any of its Subsidiaries.

      "Regulation D" means Regulation D of the Federal Reserve Board as the same may be amended or supplemented from time to time.

      "Regulatory Change" means, with respect to any Bank, or any Person controlling any Bank, any change in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making of any interpretations, directives or requests applying to a class of banks including such Bank (or such Person controlling such Bank) of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of
Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under Section 412(d) of the Code.

      "Required Banks" means, at any time, Banks having at least 71% of the aggregate amount of the Commitments and, if the Commitments have been terminated, Banks having at least 71% of the Loans (excluding Bid Loans) outstanding at such time and participation interests in Aggregate Letter of Credit Outstandings at such time.

      "Revolving Credit Commitment" means, with respect to each Bank, the obligation of such Bank to extend credit to the Borrower pursuant to Section 2.1(a) hereof in the aggregate principal amount listed on the signature pages hereof with respect to such Bank under the column "Revolving Credit Commitment" or in the assignment agreement pursuant to which such Bank became a "Bank" hereunder in accordance with Section 13.5 hereof (as such amounts may be reduced or otherwise modified from time to time as provided in this Agreement).

      "Revolving Credit Commitment Proportion" means, with respect to each Bank at the time of determination, that proportion that its Revolving Credit Commitment bears to the Total Revolving Credit Commitment; provided, that, each Bank's Revolving Credit Commitment Proportion shall equal such Bank's Term Loan Commitment Proportion.

      "Revolving Credit Facility" means the revolving credit facility provided for in Section 2.1(a) hereof.

      "Revolving Credit Loan" means any Loan made by a Bank pursuant to Section 2.1(a) hereof. Each Revolving Credit Loan shall be a LIBOR Loan, a BA Rate Loan or a Base Rate Loan, unless otherwise provided by Article 5, Article 11 or any other applicable provisions of this Agreement.

      "Revolving Credit Note" means a promissory note of the Borrower in the form of Exhibit A-1 hereto evidencing the Revolving Credit Loans made or to be made by a Bank hereunder and any other promissory note of the Borrower issued in addition thereto or in substitution therefor that evidence the Revolving Credit Loans.

      "Sid Tool" means Sid Tool Co., Inc., a New York corporation and a wholly-owned Subsidiary of the Borrower.

      "Sid Tool Letters of Credit" means all letters of credit issued for the account of Sid Tool under the Prior Credit Agreement and not returned to the Issuing Bank (as defined in the Prior Credit Agreement) on or prior to the date hereof.

      "Solvent" means, when used with respect to any Person on a particular date, that on such date: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities, including, without limitation, the reasonably expected amount of such Person's obligations with respect to contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction for which such Person's property would constitute an unreasonably small capital.

      "Special Letter of Credit" means each standby Letter of Credit issued to the respective beneficiary thereof by the Issuing Bank for the account of the Borrower pursuant to the terms of this Agreement, having an expiration date not more than one (1) year after the date of issuance thereof and having a face amount which, when added to all Letters of Credit then outstanding or issued contemporaneously therewith, would not exceed the L/C Subfacility.

      "Special Letter of Credit Commission Fee" means the special letter of credit commission fee payable by the Borrower to the Administrative Agent for the ratable account of the Banks pursuant to Section 4.5(c) hereof.

      "Subordinated Debt" means unsecured Debt of the Borrower that is subordinated on terms satisfactory to the Banks to the Borrower's obligations to the Banks under this Agreement and the other Facility Documents.

      "Subsidiary" or "Subsidiaries" means, as to any Person, any corporation, corporations or other entity or entities of which such Person alone, or such Person and/or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of the Managing Person or other persons performing similar functions.

      "Subsidiary Guarantee" means the guarantees of the obligations of the Borrower by each Material Subsidiary in favor of the Administrative Agent and the Banks in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and executed as of the Effective Date or, if later, on the date of the Permitted Acquisition pursuant to which a Person became a Material Subsidiary.

      "Term Loan" means any Loan made by a Bank pursuant to Section 2.1(c) hereof. Each Term Loan shall be a LIBOR Loan, a BA Rate Loan or a Base Rate Loan, unless otherwise provided by Article 5, Article 11 or any other applicable provisions of this Agreement.

      "Term Loan Commitment" means, with respect to each Bank, the obligation of such Bank to extend Term Loans to the Borrower hereunder in the aggregate principal amount listed on the signature pages hereof with respect to such Bank under the column "Term Loan Commitment" or in the assignment agreement pursuant to which such Bank became a "Bank" hereunder in accordance with Section 13.5 hereof (less, as the context requires, the principal amount of the Term Loans repaid as at any time of determination thereof, and as such amounts may be reduced or otherwise modified from time to time as provided in this Agreement).

      "Term Loan Commitment Proportion" means, with respect to each Bank at the time of determination, that proportion that its Term Loan Commitment bears to the Total Term Loan Commitment; provided, that, each Bank's Term Loan Commitment Proportion shall equal such Bank's Revolving Credit Commitment Proportion.

      "Term Note" means a promissory note of the Borrower in the form of Exhibit A-2 hereto evidencing the Term Loans made or to be made by a Bank hereunder and any other promissory note of the Borrower issued in addition thereto or in substitution therefor that evidence the Term Loans.

      "Total Assets" means, at a particular date, all amounts which would, in conformity with GAAP, be included as assets on a balance sheet of the Borrower and its Consolidated Subsidiaries as at such date.

      "Total Commitment" means, at any time, the aggregate of the Commitments in effect at such time. On the Effective Date, the Total Commitment is $160,000,000.

      "Total Cost" means the sum of (i) the aggregate Equity Investment Cost with respect to all Permitted Equity Investments made after January 1, 2000 (regardless of whether the assets acquired have been disposed of), plus (ii) the aggregate Acquisition Cost of all Permitted Acquisitions entered into or consummated after August 28, 1999 (regardless of whether the assets acquired have been disposed of); provided, that, Total Cost shall not include any Permissible Reinvestment Proceeds.

      "Total Current Liabilities" means, at a particular date, all amounts which would, in conformity with GAAP, be included as current liabilities on a balance sheet of the Borrower and its Consolidated Subsidiaries as at such date and shall include, without limitation all obligations payable on demand or within one year after the date on which the determination is made.

      "Total Revolving Credit Commitment" means, at any time, the aggregate of the Revolving Credit Commitments in effect at such time. On the Effective Date, the Total Revolving Credit Commitment is $110,000,000.

      "Total Senior Debt" shall be determined for the Borrower and its Consolidated Subsidiaries on a consolidated basis and means, at a particular date: (a) indebtedness for borrowed money; (b) obligations arising under acceptance facilities; (c) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss with respect to obligations of the type described in this definition; (d) obligations secured by any Lien on any of its/their property; (e) obligations as lessee under Capital Leases; and
(f) indebtedness evidenced by a note, bond, indenture or similar instrument, excluding, however, from the determination of Total Senior Debt the principal amount of, and the accrued interest with respect to, any Subordinated Debt.

      "Total Senior Liabilities" means, as to the Borrower and its Consolidated Subsidiaries, at a particular date, all amounts which would, in conformity with GAAP, be included as liabilities on a balance sheet of the Borrower and its Consolidated Subsidiaries as at such date, excluding, however, from the determination of Total Senior Liabilities, deferred tax liabilities and the principal amount of, and the accrued interest with respect to, any Subordinated Debt.

      "Total Subsidiary Assets" means, as to any Subsidiary of the Borrower at a particular date, all amounts which would, in conformity with GAAP, be included as assets on a balance sheet of such Subsidiary and its consolidated Subsidiaries as at such date.

      "Total Term Loan Commitment" means, at any time, the aggregate of the Term Loan Commitments in effect at such time. On the Effective Date, the Total Term Loan Commitment is $50,000,000.

      "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or such Plan under Title IV of ERISA.

      "Unused Fee" means the Unused Fee as defined in Section 4.4(a) hereof and payable by the Borrower to the Administrative Agent for the ratable account of the Banks pursuant to such Section 4.4(a).

      "Year 2000 Issue" means failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, retransmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

      Section 1.2. Accounting Terms.

      All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

      Section 1.3. Interpretation.

      All references in this Agreement to any other agreement or instrument shall include such other agreement or instrument as the same may be amended, modified or supplemented from time to time in accordance with this Agreement. In the computation of interest and fees payable from a specified date to a later specified date, unless otherwise indicated, the word "from" means "from and including" and the words "to" and "until" both mean "to but not including." Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders.

                              ARTICLE 2. THE LOANS

      Section 2.1. The Loans Generally.

            (a) Subject to the terms and conditions of this Agreement (including, but not limited to, the provisions of Section 12.16 hereof) and in reliance upon the representations and warranties set forth herein and upon the provisions of each Subsidiary Guarantee, each of the Banks severally agrees to make revolving credit loans in Dollars on a pro rata basis based on its Revolving Credit Commitment Proportion (the "Revolving Credit Loans") to the Borrower and to purchase on a pro rata basis based on its Revolving Credit Commitment Proportion participation interests in Aggregate Letter of Credit Outstandings from time to time from and including the Effective Date to but excluding the Loan Maturity Date applicable to the Revolving Credit Loans up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, that (i) at no time shall any Revolving Credit Loan be made if after giving effect to such Revolving Credit Loan the sum of the Aggregate Revolver Outstandings at such time, plus the aggregate principal amount of Loans (other than Term Loans) to be made pursuant to a Bid Acceptance /Rejection or a Notice of Borrowing would exceed the Total Revolving Credit Commitment in effect at such time and (ii) at all times the outstanding aggregate principal amount of all Revolving Credit Loans made by each Bank shall equal the product of (a) its Revolving Credit Commitment Proportion times the aggregate outstanding principal amount of all Revolving Credit Loans. Subject to the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the Effective Date and prior to the Loan Maturity Date, all or a portion of the Revolving Credit Commitments hereunder.

            (b) Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Revolving Credit Loans made by the Banks ratably in accordance with their respective Revolving Credit Commitments; provided, however, that the failure of any Bank to make any Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Revolving Credit Loan required to be made by such other Bank). Each Borrowing of Revolving Credit Loans shall be (A) with respect to BA Rate Loans, in an aggregate principal amount which is an integral multiple of $100,000 and not less than $2,000,000, (B) with respect to LIBOR Loans, in an aggregate principal amount which is an integral multiple of $100,000 and not less than $5,000,000 and (C) with respect to Base Rate Loans, in an aggregate principal amount which is not less than $250,000, and, if greater than $250,000, which is an integral multiple of $100,000 (or an aggregate principal amount equal to the remaining balance of the available Revolving Credit Commitments). Subject to the provisions of Article 4 and Article 11 hereof, the Borrower shall pay the principal amount of each Revolving Credit Loan in full on its Loan Maturity Date.

            (c) Subject to the terms and conditions of this Agreement (including, but not limited to, the provisions of Section 12.16 hereof) and in reliance upon the representations and warranties set forth herein and upon the provisions of each Subsidiary Guarantee, on the Effective Date, provided that the Borrower is then in compliance with the conditions set forth in Article 6 hereof, each of the Banks severally agrees to make a term loan in Dollars on a pro rata basis based on its Term Loan Commitment Proportion (the "Term Loans") to the Borrower up to but not exceeding at any one time outstanding the amount of its Term Loan Commitment; provided, that (i) the Term Loans shall not be made if after giving effect to such Term Loans the sum of the Term Loans made by all the Banks would exceed the Total Term Loan Commitment in effect at such time and
(ii) the outstanding aggregate principal amount of the Term Loan made by each Bank shall equal the product of (a) its Term Loan Commitment Proportion times
(b) the aggregate outstanding principal amount of all Term Loans. Each Term Loan shall be made as part of a single Borrowing and shall be made by the Banks ratably in accordance with their respective Term Loan Commitments; provided, however, that the failure of any Bank to make any Term Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Term Loan required to be made by such other Bank).

            (d) Each Borrowing consisting of Revolving Credit Loans and/or Term Loans shall be comprised entirely of LIBOR Loans, BA Rate Loans or Base Rate Loans, as the Borrower may request pursuant to Section 2.4 hereof. Borrowings of more than one type of Loan may be outstanding at the same time; provided, that not more than fifteen (15) LIBOR Loans and BA Rate Loans may be outstanding at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

      Section 2.2. The Notes.

            (a) The Revolving Credit Loans of each Bank shall be evidenced by a single Revolving Credit Note in favor of such Bank, with appropriate insertions, duly executed and completed by the Borrower. Each Bank is hereby authorized to record the date and amount of each Revolving Credit Loan, the date and amount of each payment of principal thereof, and the principal amount subject thereto and interest rate with respect thereto in such Bank's records and/or on the schedules annexed to and constituting a part of its Revolving Credit Note, and, absent manifest error, any such recordation shall constitute conclusive evidence of the information so recorded; provided that the failure to make any such recordation shall not in any way affect the Borrower's obligation to repay the Revolving Credit Loans. Each Revolving Credit Note (a) shall be dated the Effective Date, (b) be stated to mature on the Loan Maturity Date applicable to the Revolving Credit Loans and (c) shall bear interest from and including the Effective Date on the unpaid principal amount thereof from time to time outstanding as provided herein.

            (b) The Term Loans of each Bank shall be evidenced by a single Term
Note in favor of such Bank, with appropriate insertions, duly executed and completed by the Borrower and dated the Effective Date. The principal amount of each Term Note shall be payable in eight consecutive semi-annual installments, the first seven of which shall each be in an amount equal to the original face amount of such Term Note divided by eight (rounded upwards to the next higher full dollar), and the eighth and final installment shall be in an amount equal to the then unpaid principal balance thereof, payable on the first day of each July and January commencing July 1, 2001 until the Loan Maturity Date applicable to the Term Loans at which time the entire unpaid principal balance of such Term Note together with all interest accrued and unpaid shall be paid in full. Each Term Note shall bear interest from and including the Effective Date on the unpaid principal amount thereof from time to time outstanding as provided herein. Amounts repaid under the Term Loans (whether pursuant to regularly scheduled payments, prepayments or otherwise) may not be reborrowed.

      Section 2.3. Use of Proceeds.

      The Borrower shall use the proceeds of the Loans and Letters of Credit solely to refinance the Prior Credits outstanding on the date hereof under the Prior Credit Agreement and certain other obligations owing to the Banks, to finance its working capital and Capital Expenditures needs and the working capital and Capital Expenditures needs of its Consolidated Subsidiaries, to finance Permitted Acquisitions by the Borrower and any of its Acquisition Subsidiaries and to refinance any extensions of credit made in connection with any of the foregoing. No part of the proceeds of any of any extension of credit hereunder will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Federal Reserve Board as in effect on the date of making such Loans.

      Section 2.4. Borrowing Procedures for Revolving Credit Loans and Term
Loans.

      In order to request Revolving Credit Loans and the Term Loans, the Borrower shall give the Administrative Agent a duly completed Notice of Borrowing (i) for each Borrowing consisting of BA Rate Loans or Base Rate Loans, not later than 10:00 a.m. (New York time) on the date of such Borrowing; and
(ii) for each Borrowing consisting of LIBOR Loans, not later than 10:00 a.m. (New York time) three Banking Days before the date of such Borrowing. Each such Notice of Borrowing shall specify: (i) the type of Loans comprising such Borrowing; (ii) the amount of such Borrowing; (iii) the date of such Borrowing, which shall be a Banking Day prior to the applicable Loan Maturity Date; and
(iv) in the case of a Borrowing consisting of LIBOR Loans or BA Rate Loans, the duration of the Interest Period applicable to the Loans comprising such Borrowing, which shall be a period permitted by the definition of "Interest Period" in Article 1 hereof. Each Borrowing consisting of Revolving Credit Loans and/or Term Loans shall be made ratably from the Banks in proportion to each Bank's Revolving Credit Commitment Proportion or Term Loan Commitment Proportion, as the case may be. Upon receipt by the Administrative Agent of a Notice of Borrowing as aforesaid, the Administrative Agent shall promptly advise each Bank thereof (i) by telephone (confirmed in writing), in the case of BA Rate Loans and Base Rate Loans and (ii) by telecopy, in the case of LIBOR Loans. Not later than 11:00 a.m. (New York time) on the date of such Borrowing, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Revolving Credit Loan and/or Term Loan, as the case may be, to be made by it on such day available to the Administrative Agent, at the Principal Office and in immediately available funds for the account of the Borrower. The amount received by the Administrative Agent shall, subject to the conditions of this Agreement, be made available by the Administrative Agent to the Borrower, not later than 1:00 p.m. on such date, in immediately available funds, by the Administrative Agent crediting an account of the Borrower designated by the Borrower and maintained with the Administrative Agent at 300 Broad Hollow Road, Melville, New York 11747.

      Section 2.5. Bid Procedure.

            (a) In order to request Bid Loans, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Bid Request, to be received by the Administrative Agent not later than 10:00 a.m. (New York time) one Banking Day before such proposed Borrowing. A Bid Request that does not conform substantially to the format of Exhibit B-1 hereto may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy. Each Bid Request shall refer to this Agreement and specify (x) the date of such Borrowing of Bid Loans (which shall be a Banking Day) and the aggregate principal amount of such Borrowing which shall be in a minimum principal amount of $5,000,000 (or an aggregate principal amount equal to the remaining balance of the Total Revolving Credit Commitment) and a maximum principal amount of $25,000,000, subject to the provisions of Section 2.5(d) hereof and (y) the Interest Period with respect thereto; provided, that at no time shall any Bid Loan be made if after giving effect to such Bid Loan the sum of the Aggregate Revolver Outstandings at such time, plus the aggregate principal amount of Loans (other than Term Loans) to be made pursuant to a Bid Acceptance /Rejection or a Notice of Borrowing would exceed the Total Revolving Credit Commitment in effect at such time. In no event shall the Aggregate Bid Loan Outstandings at any time exceed fifty percent (50%) of the Total Revolving Credit Commitment at such time. Promptly after its receipt of a Bid Request that is not rejected as aforesaid, the Administrative Agent shall telecopy to the Banks a copy of the Bid Request inviting the Banks to bid, on the terms and conditions of this Agreement, to make Bid Loans. Each Borrowing of Bid Loans shall be comprised entirely of Fixed Rate Loans.

            (b) Each Bank may, in its sole discretion, make one or more Bids to the Borrower responsive to the Borrower's Bid Request. Each Bid by a Bank must be received by the Administrative Agent by telecopy not later than 10:00 a.m. (New York time) on the day of such proposed Borrowing. Multiple Bids will be accepted by the Administrative Agent. Bids that do not conform substantially to the format of Exhibit B-2 hereto may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Bank making such nonconforming Bid of such rejection as soon as practicable. Each Bid shall refer to this Agreement and specify (x) the principal amount of the Bid Loan or Bid Loans that the applicable Bank is willing to make, (y) the Fixed Rate or Fixed Rates at which such Bank is prepared to make such Bid Loan or Bid Loans and (z) the Interest Period and the last day thereof. If any Bank invited to bid shall elect not to make a Bid, such Bank shall so notify the Administrative Agent by telecopy not later than 10:00 a.m. (New York time) on the day of such proposed Borrowing; provided, however, that failure by any Bank to give such notice shall be deemed to be an election not to make a Bid, and such failure shall accordingly not cause such Bank to be obligated to make any Bid Loan as part of such Borrowing.

            (c) The Administrative Agent shall promptly notify the Borrower, by telecopy, of all the conforming Bids made, the Fixed Rate and the principal amount of each Bid Loan in respect of which a Bid was made and the identity of the Bank that made each Bid. The Administrative Agent shall send a copy of all Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.5.

            (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Bid Acceptance /Rejection, whether and to what extent it has decided to accept or reject any of or all the Bids referred to in paragraph (c) above not more than one hour after it shall have been notified of such Bids by the Administrative Agent pursuant to such paragraph (c); provided, however, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of all the Bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a Bid made at a particular Fixed Rate if it has decided to reject a Bid made at a lower Fixed Rate, (iii) the aggregate amount of the Bids accepted by the Borrower shall not exceed the principal amount it specified in the related Bid Request, (iv) if the Borrower shall accept a Bid or Bids made at a particular Fixed Rate but the amount of such Bid or Bids shall cause the total amount of Bids to be accepted to exceed the amount specified in the related Bid Request, then the Borrower shall accept a portion of such Bid or Bids in an amount equal to the amount specified in such Bid Request less the amount of all other Bids accepted with respect to such Bid Request, which acceptance, in the case of multiple Bids at such Fixed Rate, shall be made pro rata in accordance with the amount of each such Bid and such Fixed Rate, and (v) except pursuant to clause (iv) above, no Bid shall be accepted for a Bid Loan unless such Bid Loan is in a minimum principal amount of $2,000,000 and a maximum principal amount of $25,000,000 provided further, however, that if a Bid Loan must be in an amount less than $2,000,000 because of the provisions of clause (iv) above, such Bid Loan shall be for a minimum of $1,000,000, and in calculating the pro rata allocation of acceptances of portions of multiple Bids at a particular Fixed Rate pursuant to clause (iv) above the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Administrative Agent.

            (e) The Administrative Agent shall promptly notify each bidding Bank whether or not its Bid has been accepted (and if so, in what amount and at what Fixed Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Bid Loan in respect of which its Bid has been accepted.

            (f) No Bid Loan shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in clause (i) or (ii) of Section 2.1(a) hereof would not be met.

            (g) If the entity which is the Administrative Agent shall elect to submit a Bid in its capacity as a Bank, it shall submit such Bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

            (h) All notices, submissions and other communications pursuant to this Section 2.5 shall be irrevocable.

            (i) Subject to the provisions of Article 4 and Article 11 hereof, the Borrower shall pay the principal amount of each Bid Loan in full on the last day of the Interest Period thereof.

      Section 2.6. Interest on Loans.

            (a) Subject to the provisions of subsection (e) of this Section 2.6, LIBOR Loans and BA Rate Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to LIBOR or the BA Rate, as the case may be, for the Interest Period in effect for such Loan plus the Applicable Margin from time to time in effect.

            (b) Subject to the provisions of subsection (e) of this Section 2.6, Base Rate Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annual equal to the Base Rate. Each change in the interest rate for any Base Rate Loans shall take effect simultaneously with the corresponding change in the Base Rate.

            (c) Subject to the provisions of subsection (e) of this Section 2.6, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 2.5 hereof.

            (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable BA Rate for each Interest Period applicable to BA Rate Loans shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            (e) Any amount not paid when due (at maturity, on acceleration, or otherwise) shall bear interest thereafter until paid at the Default Rate. Such interest shall be payable on demand.

      Section 2.7. Reductions in Revolving Credit Commitments.

            (a) At any time after the date twelve (12) months after the date of this Agreement, the Borrower shall have the right on three Banking Days prior written notice to reduce or terminate the amount of the unused Total Revolving Credit Commitment, provided that: (i) the Borrower shall give notice of each such reduction or termination to the Administrative Agent as provided in Section
4.1 hereof; and (ii) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 or, if greater, in integral multiples of $1,000,000.

            (b) The Total Revolving Credit Commitment, once reduced or terminated, may not be reinstated or increased.

            (c) Each reduction in the Total Revolving Credit Commitment pursuant to this Section 2.7 shall reduce the Total Commitment by the same amount and shall reduce each Bank's obligation to make Revolving Credit Loans proportionately in accordance with its Revolving Credit Commitment Proportion.

      Section 2.8. Adjustments to Applicable Margin and Applicable Unused Percentage.

      The Applicable Margin and the Applicable Unused Percentage shall be reset quarterly for the next succeeding fiscal quarter, based upon the Borrower's ratio of Total Senior Debt to EBITDA for the four consecutive fiscal quarters then ended, as reflected in the Borrower's quarterly and year-end financial statements, effective, in each case, as of the date such financial statements are required to be delivered hereunder. During the period commencing on the Effective Date hereof and ending on the date of delivery to the Banks of the financial statements required for the fiscal quarter ended November 27, 1999, for purposes of calculating the Applicable Margin and the Applicable Unused Percentage, Total Senior Debt to EBITDA shall be deemed to be less than 1.00:1.00. Notwithstanding anything to the contrary contained herein, if the Borrower shall fail to deliver any of the quarterly or year-end financial statements required to be delivered pursuant to this Agreement on or prior to any date required by this Agreement, for purposes of calculating the Applicable Margin and the Applicable Unused Percentage, Total Senior Debt to EBITDA shall be deemed to be 2.00:1.00 for the period from and including such date to the date of delivery of such required financial statements.

                          ARTICLE 3. LETTERS OF CREDIT

      Section 3.1. Agreement to Issue.

      Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth and upon the provisions of each Subsidiary Guarantee, the Issuing Bank hereby agrees to issue for the account of the Borrower and as a financial accommodation for the Borrower's Subsidiaries, or any of them, one or more Letters of Credit in accordance with this Section 3.1, from time to time during the period commencing on the Effective Date and ending on the Loan Maturity Date applicable to the Revolving Credit Loans.

      Section 3.2. Amounts; Tenor.

      The Issuing Bank shall not have any obligation to issue any Letter of Credit at any time:

            (a) if after giving effect to the issuance of the requested Letter of Credit, (i) the sum of the Aggregate Letter of Credit Outstandings would exceed the L/C Subfacility then in effect, or (ii) the Aggregate Revolver Outstandings at such time plus the aggregate principal amount of Loans (other than Term Loans) to be made pursuant to a Bid Acceptance /Rejection or a Notice of Borrowing would exceed the Total Revolving Credit Commitment in effect at such time; or

            (b) (i) in the case of any Special Letter of Credit, if such Letter of Credit has an expiration date more than one (1) year after the date of issuance thereof, and (ii) in the case of any other Letter of Credit, if such Letter of Credit has an expiration date more than 180 days after the date of issuance thereof.

      Section 3.3. Conditions.

      In addition to being subject to the satisfaction of the conditions precedent contained in Article 6 hereof, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Issuing Bank and the Administrative Agent:

            (a) The Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may prescribe an application in form and substance satisfactory to the Issuing Bank for the issuance of such Letter of Credit and such documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Administrative Agent and the Issuing Bank;

            (b) as of the date of issuance, no order of any court, arbitrator or public authority having jurisdiction or authority over the Issuing Bank shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any public authority with jurisdiction over money center banks generally shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit, as the case may be; and

            (c) the Borrower shall have appointed the Administrative Agent as its attorney, with full power and authority: (i) to sign and/or endorse the Borrower's name upon any warehouse or other receipts or Letter of Credit applications; (ii) to sign the Borrower's name on bills of lading; (iii) to clear inventory through U.S. Customs in the Borrower's name or the name of the Administrative Agent, and to sign and deliver to U.S. Customs officials powers of attorney in the Borrower's name for such purpose; (iv) to complete in the Borrower's name or Administrative Agent's name any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof; and (v) to do such other acts and things as are necessary to carry out the terms of this Agreement in order to enable the Administrative Agent to obtain payment of all obligations of the Borrower hereunder.

      Section 3.4. Issuance of Letters of Credit.

            (a) Request for Issuance. The Borrower shall give the Administrative Agent written notice, no later than one (1) Banking Day prior to the proposed date of issuance of the Letter of Credit, containing the original signature of an authorized officer of the Borrower, of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the face amount of the Letter of Credit requested, the effective date (which date shall be a Banking Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire (which date shall be a Banking Day), the purpose for which such Letter of Credit is to be issued, the beneficiary of the requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws and whether such Letter of Credit is to be issued to replace a letter of credit (including letters of credit issued other than pursuant to this Agreement). The Borrower shall attach to such notice the form of the Letter of Credit that the Borrower requests that the Issuing Bank issue.

            (b) Responsibilities of the Administrative Agent; Issuance. The Administrative Agent shall determine, as of the Banking Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower, the amount of the unused L/C Subfacility and the unused Total Revolving Credit Commitment as of such date. If (i) the form of the Letter of Credit delivered by the Borrower to the Administrative Agent is acceptable to the Administrative Agent and the Issuing Bank in their reasonable discretion, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to each of such unused L/C Subfacility and the unused Total Revolving Credit Commitment, and (iii) the applicable conditions set forth in Article 6 hereof have been satisfied, then the Administrative Agent shall direct the Issuing Bank to issue such Letter of Credit for the account of the Borrower.

      Section 3.5. Letter of Credit Obligations; Duties of Issuing Bank.

            (a) Reimbursement. Notwithstanding any provisions to the contrary in any document or documents delivered pursuant to Section 3.3 hereof, the Borrower shall reimburse the Issuing Bank for any drawings or payments (whether partial or full) under any Letter of Credit immediately after the payment by the Issuing Bank. Any drawings not paid when due shall bear interest, payable on demand, at the Default Rate until the Issuing Bank is reimbursed in full.

            (b) Duties of Issuing Bank. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Issuing Bank under any resulting liability to any Bank, or relieve any Bank of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to any Bank other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face with the requirements of such Letter of Credit.

            (c) Notice of Outstanding Letters of Credit. The Issuing Bank shall use its best efforts to notify the Administrative Agent, not later than five (5) Banking Days after the end of each calendar month, as to the aggregate undrawn stated amount of all Letters of Credit, Prior Letters of Credit and Sid Tool Letters of Credit outstanding as of the last Banking Day of such calendar month. The Administrative Agent shall use its best efforts to forward such information to the Banks promptly.

      Section 3.6. Participations.

            (a) Purchase of Participations. Immediately upon issuance by the Issuing Bank of any Letter of Credit in accordance with Section 3.4 hereof, each Bank shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation in such Letter of Credit equal to such Bank's Revolving Credit Commitment Proportion of the face amount thereof (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to the Issuing Bank under Section 3.5 hereof, and any security therefor or guaranty pertaining thereto).

            (b) Sharing of Letter of Credit Payments. In the event that the Issuing Bank makes a payment under any Letter of Credit and the Issuing Bank shall not have been repaid such amount pursuant to Section 3.7 hereof, the Administrative Agent shall notify each Bank, and each Bank shall unconditionally pay to the Administrative Agent at its principal office for the account of the Issuing Bank, as and when provided hereinbelow, an amount equal to such Bank's Revolving Credit Commitment Proportion of the amount of such payment in Dollars and in immediately available funds. If the Administrative Agent so notifies the Banks by not later than 11:00 a.m. (New York time) on any Banking Day, each Bank shall make available to the Administrative Agent the amount of such payment, as provided in the immediately preceding sentence, on such Banking Day. If the Administrative Agent so notifies the Banks after 11:00 a.m. (New York time) on any Banking Day, each Bank shall make available to the Administrative Agent the amount of such payment, as provided in the second preceding sentence, together with interest thereon at the Federal Funds Rate, by not later than 11:00 a.m. (New York time) on the next Banking Day. Such amounts paid by the Banks to the Administrative Agent shall constitute Revolving Credit Loans which shall be deemed to have been requested by the Borrower pursuant to Article 2 hereof.

            (c) Sharing of Reimbursement Obligation Payments. Whenever the Administrative Agent receives a payment from the Borrower on account of a reimbursement obligation as to which the Administrative Agent has previously received for the account of the Issuing Bank payment from a Bank pursuant to this Section 3.6, the Administrative Agent shall promptly pay to such Bank such Bank's Revolving Credit Commitment Proportion of such payment from the Borrower in Dollars. Each such payment shall be made by the Administrative Agent on the Banking Day on which the Administrative Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. (New York time) on such Banking Day and otherwise on the next succeeding Banking Day.

            (d) Obligations Irrevocable. The obligations of each Bank to make payments to the Administrative Agent with respect to any Letter of Credit or with respect to any obligation of the Administrative Agent or the Issuing Bank, as the case may be, with respect to any Letter of Credit, and the obligations of the Borrower to make payments to the Administrative Agent, for the account of the Banks, shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Banks to make such payments, that the Administrative Agent has caused such Letter of Credit to be issued in accordance with Section 3.4 hereof), including, without limitation, any of the following circumstances:

            (i) Any lack of validity or enforceability of this Agreement or any of the other Facility Documents;

            (ii) The existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Bank, the Issuing Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit) or any failure of the Administrative Agent to notify a Bank of the issuance, extension or renewal of a Letter of Credit;

            (iii) Any draft, certificate or any other document presented under any Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) The surrender or impairment of any security for the performance or observance of any of the terms of any of the Facility Documents; or

            (v) The occurrence of any Default or Event of Default.

      Section 3.7. Payment of Letter of Credit Reimbursement Obligations.

            (a) Payment to Issuing Bank. The Borrower absolutely and unconditionally agrees to pay to the Administrative Agent the amount of all Letter of Credit reimbursement obligations and other amounts payable to the Issuing Bank under or in connection with any Letter of Credit immediately when due in immediately available funds, irrespective of any claim, set-off, defense or other right which the

Borrower may have at any time against the Issuing Bank or any other Person. The obligation of the Borrower to reimburse or pay the Administrative Agent, the Issuing Bank or the Banks as provided hereunder in respect of drawings under Letters of Credit shall rank pari passu with the obligation of the Borrowers to repay the Loans hereunder, and shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the obligations of the Borrower to reimburse the Administrative Agent in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of any of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financial institution or other party to which any Letter of Credit may be transferred.

            (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Administrative Agent with respect to any Letter of Credit (or any guaranty or reimbursement obligation relating thereto) and distributed by the Administrative Agent to the Banks on account of their respective participations therein is thereafter set aside, avoided or recovered from the Administrative Agent or the Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, the Banks shall, upon demand by the Administrative Agent, pay to the Administrative Agent, for its account or the account of the Issuing Bank, their respective Revolving Credit Commitment Proportions of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent or the Issuing Bank upon the amount required to be repaid by it.

      Section 3.8. Indemnification; Exoneration.

            (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 3, the Borrower agrees to protect, indemnify, pay and save harmless the Banks, the Issuing Bank, the Syndication Agent and the Administrative Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Bank, the Issuing Bank, the Syndication Agent or the Administrative Agent may incur or be subject to as a consequence, directly or indirectly, of (i) the issuance of any Letter of Credit other than as a result of its gross negligence or willful misconduct, or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto public authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

            (b) Assumption of Risk by the Borrower. As among the Borrower, the Banks, the Issuing Bank, the Syndication Agent and the Administrative Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Banks, the Issuing Bank, the Syndication Agent and the Administrative Agent shall not be responsible for and the Borrower's obligations shall not be affected by: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (iv) errors in interpretation of technical terms; (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vi) the misapplication by the beneficiary of any Letter of Credit or the proceeds of any drawing under any Letter of Credit; or (vii) any consequences arising from causes beyond the control of the Banks, the Issuing Bank, the Syndication Agent or the Administrative Agent, including, without limitation, any Government Acts. None of the foregoing shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Syndication Agent's, the Administrative Agent's or any Bank's rights or powers under this Section 3.8.

            (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Administrative Agent, Syndication Agent or Issuing Bank under or in connection with any Letter of Credit or any related certificates, if taken or omitted in good faith, shall not put any Bank, the Issuing Bank, the Syndication Agent or the Administrative Agent under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

      Section 3.9. Prior Letters of Credit and Sid Tool Letters of Credit.

      In the event that any Prior Letter of Credit and/or Sid Tool Letter of Credit is outstanding on the date hereof and is not returned as provided in
Section 6.1(a)(ii) hereof, all provisions of Sections 3.5, 3.6, 3.7, 3.8 and
11.2 hereof shall apply to each such Prior Letter of Credit and Sid Tool Letter of Credit, as the case may be, to the same extent as if it were a Letter of Credit issued pursuant to the terms of this Agreement and, for purposes of determining the available L/C Subfacility at any time, the face amount of all such Prior Letters of Credit and Sid Tool Letters of Credit shall be added to the face amount of all Letters of Credit then outstanding or to be issued at such time.

                      ARTICLE 4. GENERAL CREDIT PROVISIONS;
              FEES AND PAYMENTS; NOTICE OF CONVERSION/CONTINUATION

      Section 4.1. Certain Notices.

      Notices by the Borrower to the Administrative Agent of each Borrowing pursuant to Section 2.4 hereof or Section 2.5 hereof, each Notice of Conversion/Continuation pursuant to Section 4.7 hereof, each prepayment pursuant to Section 4.2 hereof and each reduction or termination of Commitments pursuant to Section 2.7 hereof shall be in writing and shall be irrevocable. The Administrative Agent shall promptly notify the Banks of the contents of each such notice.

      Section 4.2. Prepayments.

            (a) Mandatory Prepayment on Reduction of Revolving Credit Commitment. On the date of any reduction of the Revolving Credit Commitments as provided in Section 2.7 hereof, the Borrower shall pay or prepay so much of the Revolving Credit Loans and the Aggregate Letter of Credit Outstandings as shall be necessary in order that the Aggregate Revolver Outstandings will not exceed the Total Revolving Credit Commitment after giving effect to such reduction.

            (b) Application of Mandatory Prepayments. All prepayments required by paragraph (a) above shall be applied pro rata first to Revolving Credit Loans outstanding and to Aggregate Letter of Credit Outstandings; provided, that, with respect to all Letters of Credit with respect to which presentment for honor shall not have occurred, such amount shall be deposited by the Borrower in a cash collateral account maintained with the Administrative Agent and the unused portion thereof, if any, shall be returned to the Borrower after the later of the respective expiry dates of the Letters of Credit and the date that the obligations of the Borrower in connection with such Letters of Credit are paid in full.

            (c) Voluntary Prepayment. The Borrower may prepay any Loan in whole or in part without premium or penalty (except for amounts required by Article 5 hereof); provided, however, that each partial prepayment on account of any Loan shall be in an amount not less than $250,000. Any amount prepaid on account of a Revolving Credit Loan may be reborrowed in accordance with the provisions of
Section 2.1(a) hereof. Any partial prepayment of the Term Loans may not be reborrowed and shall be applied to the last maturing installments in inverse order of their respective maturities.

            (d) Mandatory Prepayment from Permitted Dispositions. Upon a Permitted Disposition pursuant to Section 9.4(iv) hereof, 100% of the net cash proceeds received by the Borrower and/or an Acquisition Subsidiary in connection with such Permitted Disposition shall be applied by the Borrower as a prepayment of the Term Loans pro rata against the outstanding principal balance of the Term Loans of the Banks and to the last maturing installments in inverse order of their respective maturities; provided, that, if at the time of any such Permitted Disposition there are no Term Loans outstanding, the Borrower may retain all of such net cash proceeds. In connection with any prepayment pursuant to this Section 4.2(d), Base Rate Loans shall be prepaid first and then, to the extent further prepayments are required, the balance shall be deposited in a cash collateral account maintained with the Administrative Agent and held as cash collateral for the Obligations until the expiration of Interest Periods with respect to LIBOR Loans and BA Rate Loans and then applied against such LIBOR Loans and/or BA Rate Loans on the expiration of such Interest Periods until the full amount of required prepayments shall have been effected; provided, that, while such amounts are held as such cash collateral, interest shall continue to accrue on such LIBOR Loans and BA Rate Loans, as the case may be, until so paid.

            (e) Accrued Interest and Other Compensation. All prepayments made pursuant to this Section 4.2 shall be accompanied by (i) the payment of all accrued interest on the amount so prepaid and (ii) any and all amounts related thereto under Article 5 hereof.

      Section 4.3. Agency and Arranger Fees.

      The Borrower shall pay to the Administrative Agent, the Syndication Agent and each Arranger, each for its own account, the fees set forth in the letter agreement dated January 26, 2000, as the same has been or hereafter may be amended, supplemented, restated or otherwise modified, between the Borrower and the Administrative Agent, the Syndication Agent and the Arrangers.

      Section 4.4. Unused Fee; Origination Fee.

            (a) The Borrower shall pay to the Administrative Agent for the account of each Bank an unused commitment fee for the period from and including the Effective Date to the Loan Maturity Date applicable to the Revolving Credit Loans equal to such Bank's Revolving Credit Commitment Proportion of the product of (i) the Applicable Unused Percentage multiplied by (ii) the average daily difference of (a) the Total Revolving Credit Commitment minus (b) the Adjusted Aggregate Outstandings (the "Unused Fee"). The Unused Fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. The Unused Fee shall be due and payable quarterly in arrears on the last day of each March, June, September and December in respect of such quarter then ending, commencing March 31, 2000, and on the Loan Maturity Date applicable to the Revolving Credit Loans. The Unused Fee shall be earned as accrued and be non-refundable when paid.

            (b) The Borrower shall pay to the Administrative Agent for the pro rata account of each Bank in proportion to each Bank's Commitment Proportion an origination fee in the aggregate amount of $200,000 (representing 1/8 of 1% of the Total Commitment). The origination fee shall be earned as accrued and be non-refundable when paid.

      Section 4.5. Compensation for Letters of Credit.

            (a) In connection with the establishment of each Letter of Credit which is not also a Special Letter of Credit, the Borrower agrees to pay to the Administrative

Agent, for the sole account of the Issuing Bank, such fees and other charges as are charged by the Issuing Bank for Letters of Credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit, as and when assessed.

            (b) Notwithstanding subsection (a) of this Section 4.5 and except as otherwise provided in subsection (c) of this Section 4.5, with respect to payment commissions on Letters of Credit (i.e., commissions that are calculated based on a percentage of the face amount of the applicable Letter of Credit), to the extent any such payment commission results in an amount that is less than the Issuing Bank's minimum then in effect for such Letters of Credit:

            (i) the portion of the fee paid by the Borrower equal to such payment commission shall be allocated by the Administrative Agent to the Banks pro rata in accordance with their respective Revolving Credit Commitment Proportions; and

            (ii) that portion of the fee paid by the Borrower over such payment commission shall be distributed by the Administrative Agent to the Issuing Bank for its own account.

To the extent that any such payment commission results in an amount that exceeds the Issuing Bank's minimum then in effect for such Letters of Credit, the entire payment commission shall be allocated by the Administrative Agent to the Banks pro rata in accordance with their respective Revolving Credit Commitment Proportions.

            (c) In connection with the establishment of each Special Letter of Credit, the Borrower agrees to pay to the Administrative Agent a commission fee (the "Special Letter of Credit Commission Fee") equal to one percent (1.0%) per annum of the undrawn face amount of such Special Letter of Credit. The Special Letter of Credit Commission Fee shall be payable in advance (i) upon the issuance of each Special Letter of Credit for the number of days remaining in the month during which such Special Letter of Credit was issued and (ii) thereafter, monthly, on the first day of each month or part thereof during which such Special Letter of Credit remains outstanding. The Special Letter of Credit Commission Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be allocated by the Administrative Agent to the Banks pro rata in accordance with their respective Revolving Credit Commitment Proportions.

      Section 4.6. Payments Generally.

            (a) Unless otherwise specified in this Agreement, all payments under this Agreement or the Notes, other than payments of fees and expenses with respect to Letters of Credit which shall be made directly by the Borrower to the Issuing Bank pursuant to the procedures and requirements of the Issuing Bank and the terms of this Agreement, shall be made in Dollars in immediately available funds not later than 1:00 p.m. (New York time) on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to the Administrative Agent, at 300 Broad Hollow Road, Melville, New York 11747 for the benefit of the applicable Lending Office of each Bank. The Borrower will notify each of the Banks of any payment to the Administrative Agent pursuant to the provisions of this Section 4.6(a) at the same time it makes any such payment and will notify the Administrative Agent of any payment to the Issuing Bank of any amounts payable with respect to a Letter of Credit hereunder at the same time it makes any such payment. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Administrative Agent and the Administrative Agent may (but shall not be obligated to) require each of the Banks to debit its pro rata portion (subject to Section 12.16 hereof) of the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with any such Bank; provided, however, that no Bank shall be required to debit any funds which are not available to the Borrower other than on an overdraft basis. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Administrative Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied; provided, however, that in the event that the Borrower fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Administrative Agent shall apply such payment as it may elect in its sole discretion (subject to Section 12.16 hereof). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Administrative Agent hereunder or under any Note for the account of a Bank or the Issuing Bank shall be paid promptly to such Bank or to the Issuing Bank, as the case may be, in immediately available funds, for the account of such Bank's Lending Office or for the account of the office specified by the Issuing Bank to the Administrative Agent, as the case may be.

            (b) All payments made by the Borrower under this Agreement, the Notes or the other Facility Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental or taxing authority of any jurisdiction located outside of the United States, excluding, in the case of the Administrative Agent, the Syndication Agent, the Issuing Bank and each Bank, income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Administrative Agent, the Syndication Agent, the Issuing Bank or such Bank, as the case may be, as a result of a connection between the jurisdiction of the government or the taxing authority imposing such tax and the Administrative Agent, the Syndication Agent, the Issuing Bank or such Bank (excluding a connection arising solely from the

Administrative Agent, the Syndication Agent, the Issuing Bank or such Bank having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or the other Facility Documents), or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are withheld from any amounts payable to the Administrative Agent, the Syndication Agent, the Issuing Bank or any Bank hereunder or under the other Facility Documents, the amounts so payable to the Administrative Agent, the Syndication Agent, the Issuing Bank or such Bank shall be increased to the extent necessary to yield to the Administrative Agent, the Syndication Agent, the Issuing Bank or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and the other Facility Documents. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, the Issuing Bank for its own account or for the account of the Issuing Bank or such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Syndication Agent, the Issuing Bank and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Syndication Agent, the Issuing Bank or any Bank as a result of any such failure.

      Section 4.7. Conversion and Continuation of Revolving Credit Loans.

      The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 10:00 a.m. (New York time) on the day of the conversion, to convert all or any part of any Borrowing consisting of LIBOR Loans or BA Rate Loans into a Borrowing consisting of Base Rate Loans, (ii) not later than 10:00 a.m. (New York time) on the day of the conversion or continuation, to convert all or any part of any Borrowing consisting of LIBOR Loans or Base Rate Loans into a Borrowing consisting of BA Rate Loans or to continue any Borrowing consisting of BA Rate Loans for an additional Interest Period and (iii) not later than 10:00 a.m. (New York time) three Banking Days prior to conversion or continuation, to convert any Borrowing consisting of Base Rate Loans or BA Rate Loans into a Borrowing consisting of LIBOR Loans, or to continue any Borrowing consisting of LIBOR Loans for an additional Interest Period, provided that the Borrower shall have provided to the Administrative Agent a Notice of Conversion/Continuation and subject in each case to the following:

            (a) if less than all the outstanding principal amount of any Borrowing shall be converted into or continued as (i) BA Rate Loans, the aggregate principal amount of the Borrowing so converted into or continued as BA Rate Loans shall be an integral multiple of $100,000 and not less than $2,000,000, (ii) LIBOR Loans, the aggregate principal amount of the Borrowing so converted into or continued as LIBOR Loans shall be an integral multiple of $100,000 and not less than $5,000,000 or (iii) Base Rate Loans, the aggregate principal amount of the Borrowing so converted into or continued as Base Rate Loans shall be not less than $250,000, and, if greater than $250,000, shall be an integral multiple of $100,000;

            (b) accrued interest on a Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (c) if any Borrowing consisting of LIBOR Loans or BA Rate Loans is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Article 5 hereof;

            (d) (i) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Borrowing consisting of LIBOR Loans and (ii) any portion of a Borrowing maturing or required to be repaid in less than 30 days may not be converted into or continued as a Borrowing consisting of BA Rate Loans;

            (e) any portion of a Borrowing consisting of LIBOR Loans or BA Rate Loans which cannot be continued as such by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Borrowing consisting of Base Rate Loans;

            (f) no Interest Period may be selected for any Borrowing consisting of LIBOR Loans or BA Rate Loans that would end later than the applicable Loan Maturity Date except with the prior written consent of all Banks;

            (g) all conversions and continuations shall be subject to the provisions of Section 5.4 hereof;

            (h) no conversion of any Borrowing into a Borrowing consisting of LIBOR Loans or BA Rate Loans and no continuation of any Borrowing consisting of LIBOR Loans or BA Rate Loans shall be effective if a Default or Event of Default has occurred and is continuing; and

            (i) the minimum amounts set forth in Section 4.7(a) hereof shall also apply to the initial Term Loans.

      Each notice pursuant to this Section 4.7 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing to be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Borrowing consisting of

LIBOR Loans, BA Rate Loans or Base Rate Loans, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Banking Day) and (iv) if such Borrowing is to be converted to or continued as a Borrowing consisting of LIBOR Loans or BA Rate Loans, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Borrowing consisting of LIBOR Loans or BA Rate Loans, the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of LIBOR Loans, or 30 days' duration, in the case of BA Rate Loans. If no notice shall have been given in accordance with this Section
4.7 to convert or continue any Borrowing, such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof) automatically be continued as or converted to a Borrowing consisting of Base Rate Loans.

                       ARTICLE 5. YIELD PROTECTION, ETC.

      Section 5.1. Additional Costs.

            (a) The Borrower shall pay directly to the Issuing Bank and each Bank from time to time, within two days of the demand of the Issuing Bank or such Bank, as the case may be, such amounts as the Issuing Bank or such Bank may reasonably determine to be necessary to compensate it for any costs which the Issuing Bank or such Bank reasonably determines are attributable to its issuing or making or maintaining any BA Rate Loans, Fixed Rate Loans, LIBOR Loans or Letters of Credit (or participations therein) under this Agreement or any of its Notes or its obligation under any such Loans or Letters of Credit hereunder, or any reduction in any amount receivable by the Issuing Bank or such Bank hereunder in respect of any such Loans or Letters of Credit (or participations therein) or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Issuing Bank or such Bank under this Agreement or any of its Notes in respect of any of such Loans or Letters of Credit (or participations therein) or obligations (other than taxes imposed on the overall net income of the Issuing Bank or such Bank or of its Lending Office for any of such Loans or Letters of Credit by the jurisdiction in which the Issuing Bank or such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Issuing Bank or such Bank (including any of such Loans or any deposits referred to in the definition of "LIBOR" in Section 1.1 hereof); or (iii) imposes any other condition affecting this Agreement, any Note (or any of such extensions of credit or liabilities) or any Letter of Credit (or participations therein). The Issuing Bank and each Bank will notify the Administrative Agent of any event occurring after the date of this Agreement which will entitle the Issuing Bank or such Bank to compensation pursuant to this Section 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and the Administrative Agent on behalf of the Issuing Bank or such Bank will promptly notify the Borrower of such event. If the Issuing Bank or any Bank requests compensation from the Borrower under this Section 5.1(a), or under
Section 5.1(c), the Borrower may, by
notice to the Administrative Agent (with a copy to the Issuing Bank or such Bank), suspend the obligation of the Issuing Bank to issue Letters of Credit or the obligation of such Bank to make Loans (but not to purchase participation interests in reimbursement obligations under Letters of Credit) or to otherwise extend credit of the type with respect to which such compensation is requested (in which case the provisions of Section 5.4 hereof shall be applicable) provided that the provisions of this sentence shall not relieve the Borrower of its obligation to make payments pursuant to this Section 5.1; provided further that if at any time subsequent to such suspension, the causes therefor cease to exist, the Issuing Bank or such Bank shall so notify the Borrower and the obligation of the Issuing Bank to issue Letters of Credit, or such Bank's obligation to make Loans of the applicable type, as the case may be, shall, subject to the provisions of this Agreement, be reinstated.

            (b) Without limiting the effect of the foregoing provisions of this
Section 5.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Loans or
(ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Administrative Agent (with a copy to the Borrower), the obligation of such Bank to make LIBOR Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

            (c) Without limiting the effect of the foregoing provisions of this
Section 5.1 (but without duplication), the Borrower shall pay directly to the Issuing Bank and to each Bank from time to time on request such amounts as the Issuing Bank or such Bank or any of its affiliates may reasonably determine to be necessary to compensate the Issuing Bank or such Bank for any costs which it reasonably determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of the Letters of Credit (or any reimbursement obligations with respect thereto or participations therein) or any Loans or other obligations hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Issuing Bank or such Bank or any such affiliate to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Issuing Bank and each Bank will notify the Administrative Agent if it is entitled to compensation pursuant to this Section 5.1(c) as promptly as practicable after it determines to request such compensation, and the Administrative Agent on behalf of the Issuing Bank or such Bank will promptly notify the Borrower.

            (d) Determinations and allocations by the Issuing Bank or a Bank for purposes of this Section 5.1 of the effect of any Regulatory Change pursuant to subsection (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or Letters of Credit (or any reimbursement obligations with respect thereto or participations therein) or its obligation to make Loans or Letters of Credit (or any reimbursement obligations with respect thereto), or on amounts receivable by, or the rate of return to, it in respect of Loans or Letters of Credit (or any reimbursement obligations with respect thereto or participations therein), and of the additional amounts required to compensate the Issuing Bank or such Bank under this Section 5.1, shall be conclusive absent manifest error.

      Section 5.2. Limitation on Types of Loans.

      Anything herein to the contrary notwithstanding, if:

            (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definitions of "BA Rate" or "LIBOR" in Section 1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any BA Rate Loans or LIBOR Loans, as the case may be, as provided in this Agreement; or

            (b) any Bank determines (which determination shall be conclusive absent manifest error) and notifies the Administrative Agent that the relevant rates of interest referred to in the definitions of "BA Rate" or "LIBOR" in
Section 1.1 hereof upon the basis of which the rate of interest for any type of BA Rate Loans or LIBOR Loans, as the case may be, is to be determined do not adequately cover the cost to such Bank of making or maintaining such Loans; then the Administrative Agent shall give the Borrower and each other Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make BA Rate Loans or LIBOR Loans, as the case may be.

      Section 5.3. Illegality.

      Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for the Issuing Bank to issue any Letters of Credit or for any Bank or its Lending Office to honor its obligation to make or maintain BA Rate Loans or LIBOR Loans hereunder, then the Issuing Bank or such Bank shall promptly notify the Administrative Agent thereof (with a copy to the Borrower) and the Issuing Bank's obligation to issue Letters of Credit, or such Bank's obligation to make or maintain BA Rate Loans or LIBOR Loans hereunder shall be suspended until such time as the Issuing Bank may again issue Letters of Credit or such Bank may again make and maintain such affected Loans in which case the provisions of Section 5.4 hereof shall be applicable, and any such request for a Borrowing consisting of LIBOR Loans or BA Rate Loans, as the case may be, shall, with respect to such Bank, be deemed a request for a Base Rate Loan from such Bank.

      Section 5.4. Certain Loans Pursuant To Sections 5.1, 5.2 and 5.3.

      If an event referred to in Section 5.1(b), 5.2 or 5.3 hereof has occurred with respect to any Bank and such Bank so requests by notice to the Administrative Agent (with a copy to the Borrower), all BA Rate Loans or LIBOR Loans, as the case may be, of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice, and, to the extent that BA Rate Loans or LIBOR Loans, as the case may be, are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's BA Rate Loans or LIBOR Loans, as the case may be, shall be applied instead to its Base Rate Loans. In the event of any conversion of any BA Rate Loan or LIBOR Loan to a Base Rate Loan pursuant to this Section 5.4 prior to the last day of the Interest Period with respect to such BA Rate Loan or LIBOR Loan, the Borrower shall pay to the Administrative Agent for the account of the relevant Bank all amounts required to be paid pursuant to Section 5.5 hereof.

      Section 5.5. Certain Compensation.

      The Borrower shall pay to any Bank for the account of such Bank, within two days after the demand of any such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

            (a) any prepayment or conversion (on a date other than the last day of the Interest Period with respect to BA Rate Loans, Fixed Rate Loans or LIBOR Loans) by the Borrower of any such Loans made by such Bank (whether by reason of the mandatory or voluntary prepayment provisions of this Agreement or otherwise) or any failure by the Borrower to pay principal or interest on any such Loan made by such Bank when due or any conversion of any such Loan pursuant to
Section 4.7 or Section 5.4 hereof; or

            (b) any failure by the Borrower to borrow, convert into or continue any BA Rate Loan, Fixed Rate Loan or LIBOR Loan to be made by such Bank on the date specified therefor in the relevant notice under this Agreement; or

            (c) any failure by the Borrower to prepay any BA Rate Loan, Fixed Rate Loan or LIBOR Loan on the date specified therefor in the relevant notice under Section 4.1 hereof.

      Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, or converted or not borrowed, continued, converted or prepaid for the period from and including the date of such payment or conversion or failure to borrow, continue, convert or prepay to, but excluding the last day of the Interest Period or the Loan Maturity Date, as applicable, in the case of BA Rate Loans, Fixed Rate Loans or LIBOR Loans (or, in the case of a failure to borrow, continue or convert to but excluding the last day of the Interest Period, or the Loan Maturity Date, as applicable, in the case of any other BA Rate Loans, Fixed Rate Loans or LIBOR Loans which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market (if such Loan is a LIBOR Loan) or, if relevant, such other applicable market (if such Loan is a BA Rate Loan or Fixed Rate Loan) for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section 5.5 shall be conclusive absent manifest error provided that such determination is made on a reasonable basis and provided further that such Bank provides the Borrower with copies of the calculations made by such Bank in making such determination.

                        ARTICLE 6. CONDITIONS PRECEDENT

      Section 6.1. Initial Conditions Precedent.

      The obligations of the Banks to make the Term Loans and the Revolving Credit Loans constituting the initial Borrowing are subject to the conditions precedent that:

            (a) the Administrative Agent shall have received on or before the date of such Loans each of the following, in form and substance reasonably satisfactory to the Administrative Agent and its counsel:

            (i) the Notes duly executed by the Borrower;

            (ii) the return, from the respective beneficiaries thereof, of all letters of credit, if any, issued under the Prior Credit Agreement that are to be returned to the Issuing Bank (as defined in the Prior Credit Agreement) on or before the date of the initial Borrowing;

            (iii) a certificate of the Secretary or Assistant Secretary of the Borrower and of each Material Subsidiary, dated the Effective Date, attesting to all corporate action taken by such Person, including resolutions of its respective Board of Directors authorizing, as applicable, the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement, with certified copies of the certificate or articles of incorporation and the by-laws of the Borrower and each Material Subsidiary; and, such certificate shall state that the resolutions and corporate documents thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

            (iv) a certificate of the Secretary or Assistant Secretary of the Borrower and of each Material Subsidiary, dated the Effective Date, certifying the names and true signatures of the officers of such entity authorized to sign the Facility Documents and the other documents to be delivered by such entity under this Agreement;

            (v) a certificate of a duly authorized officer of the Borrower and each Material Subsidiary dated the Effective Date, stating that (i) the representations and warranties in Article 7 hereof are true and correct on such date as though made on and as of such date, (ii) no Default or Event of Default (as such terms are defined in the Prior Credit Agreement) has occurred or is continuing under the Prior Credit Agreement and (iii) no Default or Event of Default (as defined herein) has occurred or is continuing or would occur as a result of the making of any Loan or the issuance of any Letter of Credit;

            (vi) favorable opinions of counsel for the Borrower and each Material Subsidiary, dated the Effective Date, in substantially the form of Exhibit E;

            (vii) evidence that the Borrower and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

            (viii)an audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at August 28, 1999, and a consolidated income statement and statement of cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, all prepared in accordance with GAAP;

            (ix) a Subsidiary Guarantee duly executed by each Material
      Subsidiary;

            (x) a true copy of each partnership/joint venture agreement with respect to each Joint Venture Company in which the Borrower or one of its Subsidiaries or Affiliates has, as of the Effective Date, an Investment; and

            (xi) such other documents, financial statements, instruments, approvals, opinions and evidence as the Administrative Agent may reasonably require.

            (b) the Borrower shall have paid or caused to be paid all fees required to be paid hereunder or in connection herewith, including without limitation all the fees set forth in Sections 4.3 and 4.4(b) hereof, and all accrued fees and expenses of the Administrative Agent, the Syndication Agent, the Arrangers, the Issuing Bank and each of the Banks (subject to the limitations set forth herein) in connection with the preparation, execution and delivery of this Agreement and the other Facility Documents and the consummation of the transactions contemplated hereby and thereby;

            (c) all Loans made under the Prior Credit Agreement and all other Prior Credits and other amounts due and payable under the Prior Credit Agreement as of the Effective Date and the amount of accrued but unpaid facility fees pursuant to Section 3.04 of the Prior Credit Agreement shall be paid in full from the proceeds of the first Loans extended under this Agreement and the Borrower shall have terminated the Prior Credit Agreement in writing;

            (d) all extensions of credit made by Fleet and/or Chase in connection with lines of credit held available by such banks for the benefit of the Borrower and all other amounts due and payable thereunder that are outstanding as of the Effective Date shall be paid in full from the proceeds of the first Loans extended under this Agreement and the Borrower shall have terminated each of such lines of credit in writing;

            (e) the Borrower and each of the Material Subsidiaries shall have obtained all consents, permits and approvals required in connection with the execution, delivery and performance by the Borrower and such Material Subsidiaries of their obligations hereunder and such consents, permits and approvals shall continue in full force and effect;

            (f) all legal matters in connection with this financing shall be reasonably satisfactory to the Issuing Bank, the Banks and their respective counsel;

            (g) no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, shall have occurred since August 28, 1999;

            (h) there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that could (i) have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, or (ii) impair the Borrower or any Material Subsidiary's ability to perform satisfactorily under the Facility Documents to which it is a party; and

            (i) the Administrative Agent, the Issuing Bank and the Banks shall have received reasonably satisfactory evidence that (i) neither the Borrower nor any of its Subsidiaries is in default with respect to any contractual obligations to which it is a party, the effect of which may be material and adverse to the Borrower and the Subsidiaries of the Borrower, taken as a whole, or to the ability of the Borrower or any such Subsidiary to perform its respective obligations hereunder or under the other Facility Documents, (ii) no Default or Event of Default (as such terms are defined in the Prior Credit Agreement) has occurred or is continuing under the Prior Credit Agreement and
(iii) no Default or

Event of Default (as defined herein) has occurred or is continuing or would occur as a result of the making of any Loan or the issuance of any Letter of Credit.

      Section 6.2. Additional Conditions Precedent.

      The obligations of the Banks to make any Loan or of the Issuing Bank to issue any Letter of Credit shall be subject to the further conditions precedent (which shall be in addition to, and shall not be deemed to limit or modify, any of the other terms and conditions hereunder) that on the date of the making of such Loan or the issuance of such Letter of Credit:

            (a) the following statements shall be true:

            (i) (A) with respect to any Loan made to, and any Letter of Credit issued for the account of, the Borrower on the Effective Date, the representations and warranties contained in Article 7 hereof and in the other Facility Documents are true and correct on and as of the date, (B) and with respect to any Loan made and any Letter of Credit issued after the Effective Date, the representations and warranties contained in
      Article 7 hereof and in the other Facility Documents are true and correct in all material respects on and as of the date of such Loan or Letter of Credit, as the case may be, as though made on and as of such date; provided that for the purposes of this Section 6.2(a)(i)(B) only, (x) whenever any of the representations or warranties contained in Article 7 hereof are qualified by the phrase "material adverse effect on the operations, business, property or financial condition of the Borrower or any Subsidiary of the Borrower or on the ability of the Borrower or Subsidiary of the Borrower to perform its obligations hereunder" or by any phrase having a substantially similar meaning, any such phrase shall be deemed deleted and the phrase "material adverse effect on the operations, business, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their obligations hereunder" or a phrase of substantially similar meaning shall be deemed inserted in lieu thereof, and (Y) the representation/ warranty contained in Section 7.19 hereof shall be deemed deleted and in lieu thereof "The Borrower and its Subsidiaries, taken as a whole, are Solvent" shall be deemed inserted;

            (ii) no Default or Event of Default has occurred and is continuing or would result from any such Loan or Letter of Credit; and

            (iii) no material adverse change shall have occurred in the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, or, with respect to any Loan made to, or any Letter of Credit issued on behalf of, the Borrower on the Effective Date, in the ability of the Borrower or any such Subsidiary to perform any of its obligations under this Agreement or under any of the other Facility Documents (the phrase "under this

      Agreement or under any of the other Facility Documents" is hereinafter, "hereunder") or, with respect to any Loan made, and any Letter of Credit issued, after the Effective Date, in the ability of the Borrower and its Consolidated Subsidiaries, taken as a whole to perform their obligations hereunder, since the date of the most recent financial statements of the Borrower and its Subsidiaries delivered to the Administrative Agent and the Banks hereunder or in connection herewith; and

            (b) the Administrative Agent shall have received such approvals, opinions, documents or instruments as the Administrative Agent, the Issuing Bank or any Bank may reasonably request.

      Section 6.3. No Default Certificate and Deemed Representations.

      Each notice of a Loan or request for a Letter of Credit shall be accompanied by a certificate of the president or chief financial officer of the Borrower certifying that the statements contained in Section 6.2(a) hereof are true and correct on the date of such notice or submission and, unless the Borrower otherwise notifies the Administrative Agent prior to such Borrowing or issuance of any Letter of Credit, the acceptance by the Borrower of the proceeds of any Loan thereof and the request by such Borrower for any Letter of Credit shall constitute a representation and warranty that such statements are true and correct as of the date of such Loan or Letter of Credit, as the case may be.

                   ARTICLE 7. REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents and warrants that:

      Section 7.1. Incorporation, Good Standing and Due Qualification; Compliance with Law.

      Except as set forth in Schedule 7.1, each of the Borrower and each of its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or presently proposes to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except where the failure to so qualify and/or be in good standing would not in any case or in the aggregate have a material adverse effect on the operations, business, property or financial condition of the Borrower or of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any Material Subsidiary to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be. In addition, the Borrower and each of its Subsidiaries is in compliance with all laws, treaties, rules or regulations, or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding upon it or any of its material property or to which it or any of its material property is subject, except to the extent that the failure to so comply would not, in any case or in the aggregate, have a material adverse effect on the operations, business, property or financial condition of the Borrower or any such Subsidiary or on the ability of the Borrower or any Material Subsidiary to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be.

      Section 7.2. Power and Authority; No Conflicts.

      Except as set forth in Schedule 7.2 hereto, the execution, delivery and performance by the Borrower of each of the Facility Documents to which it is a party and by each Material Subsidiary of its respective Subsidiary Guarantee are within their respective power and authority and have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, the provisions of Regulation G, T, U or X of the Federal Reserve Board as in effect from time to time), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any such Subsidiary;
(d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Material Subsidiary of the Borrower is a party or by which any of its properties may be bound or affected; (e) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of its Material Subsidiaries except in favor of the Administrative Agent for the benefit of the Banks and the Issuing Bank; or (f) cause the Borrower or any of its Material Subsidiaries to be in default under any such rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except, in the case of clauses (c),
(d), (e) and (f) above, where such violation, failure to satisfy such requirement, breach, default, failure to obtain consent or creation or imposition of a Lien, as the case may be, would not, in any case or in the aggregate, have a material adverse effect upon the operations, business, property or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any of its Material Subsidiaries to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be.

      Section 7.3. Legally Enforceable Agreements.

      Each Facility Document to which the Borrower or any Subsidiary of the Borrower is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against the Borrower or such Subsidiary, as the case may be, in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

      Section 7.4. Litigation.

      Except as set forth in Schedule 7.4 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or on the ability of the Borrower or any Material Subsidiary to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be.

      Section 7.5. Financial Statements.

      The balance sheet of the Borrower and its Consolidated Subsidiaries as at August 28, 1999, and the related income statement and statement of cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying notes, together with the opinion thereon of Arthur Andersen & Co., independent certified public accountants, are complete and correct in all material respects and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the results of the operations of the Borrower and its Consolidated Subsidiaries for the period covered by such statements, all in accordance with GAAP consistently applied. As of the date hereof, there are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements referred to above, or in the notes thereto, other than liabilities arising in the ordinary course of business since August 28, 1999, and the liabilities created by this Agreement and the Subsidiary Guarantees. No information, exhibit or report furnished by the Borrower or any Subsidiary of the Borrower to the Issuing Bank or the Banks in connection with the negotiation of, or pursuant to, this Agreement contained any material misstatement of fact or omitted to state any fact necessary to make the statements contained therein not materially misleading. Since the date of the most recent financial statements delivered to the Banks hereunder, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower and its Subsidiaries, taken as a whole.

      Section 7.6. Ownership and Liens.

      Each of the Borrower and each of its Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its material properties and assets, real and personal, including the properties and assets, and leasehold interests, reflected in the financial statements referred to in Section 7.5 hereof, and none of the property in which the Borrower or its Subsidiaries, or any of them, has any right, title or interest and none of their leasehold interests is subject to any Lien, except as disclosed in Schedule 7.10 hereto or Permitted Liens.

      Section 7.7. Taxes.

      Each of the Borrower, its Subsidiaries and their respective Affiliates has filed all tax returns (federal, state and local) required to be filed except where the failure to file would not, in any case, or in the aggregate, have a material adverse effect upon the operations, business, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower or any of its Material Subsidiaries to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be, and each of the Borrower, its Subsidiaries and their respective Affiliates has paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, other than taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower, its Subsidiaries or their respective Affiliates, as the case may be.

      Section 7.8. ERISA.

      Each of the Borrower, its Subsidiaries and their respective Affiliates is in compliance in all material respects with all applicable provisions of ERISA and the employee benefit provisions of the Code (including, without limitation, any provisions of the Code, compliance with which is necessary for any intended favorable tax treatment). No Reportable Event has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan subject to Title IV of ERISA been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, its Subsidiaries nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan and the liability thereof in the event of a withdrawal from all Multiemployer Plans would not exceed $3,000,000; each of the Borrower, its Subsidiaries and each of their ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of its Plans and except as otherwise set forth on Schedule 7.8 hereto, there are no Unfunded Vested Liabilities; and neither the Borrower, its Subsidiaries nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA; and except as otherwise set forth on Schedule 7.8 hereto, neither the Borrower, its Subsidiaries nor any its Affiliates has liability for welfare plan coverage of employees after termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      Section 7.9. Subsidiaries and Ownership of Stock.

      The Borrower has no Material Subsidiaries except for those Material Subsidiaries set forth on Schedule 7.9 hereto and other Material Subsidiaries which, after the date hereof, shall have been established pursuant to Section
9.11 hereof and which shall have been theretofore disclosed in writing to the Administrative Agent and the Banks.

      Section 7.10. Credit Arrangements.

      Schedule 7.10 hereto is a complete and correct list of all material credit agreements, indentures, purchase agreements (other than agreements for the purchase or sale of inventory entered into in the ordinary course of business), guaranties, Capital Leases and other investments, agreements and arrangements in effect on the date of this Agreement providing for or evidencing extensions of credit to the Borrower, its Subsidiaries, or any of them (including agreements and arrangements for the issuance of letters of credit or for acceptance financing but excluding the Facility Documents) in respect of which the Borrower, its Subsidiaries, or any of them, is in any manner directly or contingently obligated (collectively, "Debt Agreements"); and the maximum principal or face amounts of the credit in question are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule. For the purposes of this
Section 7.10, a Debt Agreement shall be deemed material if the aggregate amount of payments by the Borrower, its Subsidiaries or any of them required thereunder exceeds $1,000,000 (each such Debt Agreement, a "Material Debt Agreement").

      Section 7.11. Operation of Business.

      Each of the Borrower and its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted except where the failure to do so would not, in any case or in the aggregate, have a material adverse effect upon the operations, business, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower or any Material Subsidiary to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be. To the best knowledge of the Borrower and its Subsidiaries, (i) the Borrower and its Subsidiaries conduct their business without infringement or claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of others and (ii) there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Borrower or any of its Subsidiaries, in each case, which would result in a material adverse effect on the operations, business, property or financial condition of the Borrower and its Subsidiaries, taken as a whole.

      Section 7.12. No Default on Outstanding Judgments or Orders.

      Each of the Borrower and its Subsidiaries has satisfied all judgments and none of the Borrower or any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent that such defaults would not, in any case or in the aggregate, have a material adverse effect on the operations, business, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower or any of its Material Subsidiaries to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be.

      Section 7.13. No Defaults on Other Agreements.

      Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would in any case or in the aggregate have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of the Borrower or the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower or any of its Material Subsidiaries to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be. Neither the Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party except where such default would not, in any case or in the aggregate, have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise of the Borrower or the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower or any of its Material Subsidiaries to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be.

      Section 7.14. Labor Disputes and Acts of God.

      Neither the business nor the properties of the Borrower or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting the business or properties or the operations of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower or any of its Material Subsidiaries to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be.

      Section 7.15. Governmental Regulation.

      Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Investment Company Act of 1940, as amended, or any other statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

      Section 7.16. Partnerships.

      Except as disclosed on Schedule 7.16 hereto, neither the Borrower nor any of its Subsidiaries is a partner in any partnership.

      Section 7.17. No Forfeiture Proceedings.

      Neither the Borrower nor any of its Subsidiaries is engaged in nor proposes to be engaged in the conduct of any business or activity which is likely to result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened, except as set forth on Schedule 7.17 hereto.

      Section 7.18. No Default or Event of Default.

      No Default or Event of Default has occurred and is continuing.

      Section 7.19. Solvency.

      The Borrower is Solvent. Each of the Material Subsidiaries, before and after giving effect to its respective Subsidiary Guarantee, is Solvent.

      Section 7.20. Material Adverse Change.

      No event or series of events has occurred which would result in a material adverse effect on the operations, business, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower or any of its Subsidiaries to perform its obligations hereunder or under the other Facility Documents to which it is a party.

      Section 7.21. Name.

      During the five years prior to the Effective Date, neither the Borrower nor any of its Material Subsidiaries has been known under, or transacted business using, any name or trade style except for the name set forth above such entity's signature on this Agreement and except insofar as such entity has used trade styles all of which are described on Schedule 7.21 hereto. The Borrower and/or a Material Subsidiary possesses valid and enforceable rights to use (without payment) each of the foregoing names and trade styles within the respective jurisdictions in which such names or trade styles are currently being used and neither the Borrower nor any Material Subsidiary has reason to believe that any of such names or trade styles conflict with any rights of others.

      Section 7.22. Debt.

      The Borrower and its Material Subsidiaries have no Debt, except (a) the Obligations, (b) the Debt described on Schedule 7.10 hereto and (c) other Debt permitted by Section 9.1 hereof.

      Section 7.23. Nature of Business.

      The Borrower has no business except its business as a holding company and any business in connection with the transactions contemplated by this Agreement.

      Section 7.24. Fiscal Year End.

            (a) Except as otherwise provided in Section 7.24(b) hereof, the Borrower's fiscal years set forth below will end on the dates set forth below opposite such fiscal year:

    Fiscal Year                            Ending Date

       2000                              August 26, 2000

       2001                              September 1, 2001

       2002                              August 31, 2002

       2003                              August 30, 2003

       2004                              August 29, 2004

            (b) The Borrower may, with the prior written consent of the Administrative Agent (which consent shall not be withheld unreasonably), change its fiscal year end dates set forth in Section 7.24 (a) hereof for any fiscal year after 2001, subject to the following conditions and limitations:

            (i) The Borrower shall notify the Administrative Agent that it proposes to make such proposed change not later than the last day of fiscal year 2000, in the case of a change respecting fiscal year 2002, not later than the last day of fiscal year 2001, in the case of a change respecting fiscal year 2003 and not later than the last day of fiscal year 2002, in the case of a change respecting fiscal year 2004;

            (ii) The change of fiscal year end date for any such year shall not result in the new fiscal year end date being more than ten days prior or subsequent to the date set forth in Section 7.24(a) hereof for such fiscal year; and

            (iii) In the event that the Borrower elects to change the fiscal year end date for any of such fiscal years, the certificates required to be delivered to the Administrative Agent, the Issuing Bank and each of the Banks pursuant to Section 8.8 hereof demonstrating compliance with the covenants contained herein for such fiscal period shall, at the election of the Borrower or upon the request of the Administrative Agent or the Required Banks, include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon the fiscal year end date set forth in
      Section 7.24(a) hereof for such fiscal year.

      Section 7.25. Environmental Matters.

      Except as set forth on Schedule 7.25 hereto and except as would not have a material adverse effect on the operations, business, property or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any of its Material Subsidiaries to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be:

            (a) none of the Real Property contains, or to the best knowledge of the Borrower has previously contained, any hazardous or toxic waste or substances or underground storage tanks;

            (b) the Real Property is in compliance with all applicable federal, state and local environmental standards and requirements affecting such Real Property, and there are no environmental conditions which could interfere with the continued use of the Real Property;

            (c) neither the Borrower nor any of its Subsidiaries has received any notices of violations or advisory action by regulatory agencies regarding environmental control matters or permit compliance;

            (d) no Hazardous Substance has been transferred from any of the Real Property to any other locations which is not in compliance with all applicable environmental laws, regulations or permit requirements; and

            (e) with respect to the Real Property, there are no proceedings, governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Borrower, contemplated under any federal, state or local law regulating the discharge of Hazardous Substances or any other hazardous or toxic materials or substances into the environment, to which the Borrower or any of its Subsidiaries is named as a party.

      Section 7.26. Year 2000 Issue.

      The Borrower and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Borrower and its Subsidiaries interface). The costs to the Borrower and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Borrower or any of its Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in a Default or Event of Default or to have a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries.

                        ARTICLE 8. AFFIRMATIVE COVENANTS

            So long as any of the Notes shall remain unpaid, or any Bank shall have any Commitment under this Agreement or any Aggregate Letter of Credit Outstandings shall be outstanding, the Borrower shall and shall cause each of its Subsidiaries to:

      Section 8.1. Maintenance of Existence.

      Except as otherwise provided in this Agreement, preserve and maintain its corporate existence and remain in good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required except where the failure to so qualify and/or be in good standing would not in any case or in the aggregate have a material adverse effect on the operations, business, property or financial condition of the Borrower or such Subsidiary or on the ability of the Borrower or such Subsidiary to perform its obligations hereunder or under the other Facility Documents to which it is a party.

      Section 8.2. Conduct of Business.

      Continue to engage in the business conducted by it (or related businesses) on the date hereof.

      Section 8.3. Maintenance of Properties.

      Maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not in any case or in the aggregate have a material adverse effect on the operations, business, property or financial condition of the Borrower or such Subsidiary or on the ability of the Borrower or such Subsidiary to perform its obligations hereunder or under the other Facility Documents to which it is a party.

      Section 8.4. Maintenance of Records.

      Keep adequate records and books of account in which complete entries, reflecting all financial transactions of such entity, will be made.

      Section 8.5. Maintenance of Insurance.

      Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated and as are required by the

Facility Documents. The Borrower shall provide the Administrative Agent notice that such policies have been paid in full and shall deliver the policy or policies of such insurance or certificates of insurance to the Administrative Agent if the Administrative Agent so requests and, in any event, at least once per calendar year.

      Section 8.6. Compliance with Laws.

      Comply with all applicable laws, rules, regulations and orders ("Laws"), except to the extent that the failure to so comply would not have a material adverse effect on the operations, business, property or financial condition of the Borrower or such Subsidiary or on the ability of the Borrower or such Subsidiary to perform its obligations hereunder or under the other Facility Documents to which it is a party; and cause to be conducted, at the sole cost of the Borrower or its Subsidiaries, or any of them, any real estate appraisals that may be required to be conducted pursuant to any applicable Laws.

      Section 8.7. Right of Inspection.

      Subject to the provisions of Section 13.15 hereof, at any reasonable time upon reasonable notice during normal business hours and from time to time, permit the Administrative Agent, the Issuing Bank or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, such entity and to discuss the affairs, finances and accounts of such entity with any of its officers and directors and such entity's independent accountants.

      Section 8.8. Reporting Requirements.

      Furnish directly to the Administrative Agent, the Issuing Bank and each of the Banks:

            (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, audited consolidated and unaudited consolidating financial statements of the Borrower and its Consolidated Subsidiaries which shall include a balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year, together with a consolidated and consolidating income statement and statement of cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year and such other reports as the Administrative Agent, on behalf of the Issuing Bank and the Banks, shall reasonably require, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and accompanied by an unqualified opinion thereon by Arthur Andersen & Co., or other independent certified public accountants reasonably acceptable to the Administrative Agent and the Required Banks together with an executive summary of the management letter prepared by such independent certified public accountants; provided, however, that if a Default or Event of

Default has occurred and is continuing, the full text of such management letter shall be provided to the Administrative Agent, the Issuing Bank and the Banks;

            (b) as soon as available and in any event within 60 days after the end of each fiscal quarter of the Borrower, an unaudited consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, together with a consolidated and consolidating income statement and statement of cash flows of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP (subject to year-end adjustments and except for the absence of GAAP notes thereto) and attested to by the president or chief financial officer of the Borrower, each in form and content reasonably satisfactory to the Administrative Agent;

            (c) simultaneously with the delivery of the financial statements referred to in Sections 8.8(a) and (b) above, a certificate of the president or chief financial officer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 10 hereof;

            (d) simultaneously with the delivery of the annual financial statements referred to in Section 8.8(a) hereof, a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

            (e) as soon as available and in any event not more than 120 days after the end of each fiscal year of the Borrower, copies of the Borrower's consolidated annual financial projections in form similar to those provided to the Administrative Agent, the Issuing Bank and the Banks prior to the Effective Date for the then current fiscal year, for information purposes only;

            (f) promptly after the Borrower or any of its Subsidiaries becomes aware of the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary of the Borrower which could (i) have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, (ii) impair the Borrower or any such Subsidiary's ability to perform under the Facility Documents to which it is a party, or (iii) subject the Borrower or any Subsidiary to monetary liability in an amount of $500,000 or more;

            (g) as soon as possible and in any event within five days after a Default or an Event of Default has occurred and is continuing, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

            (h) as soon as possible and in any event within five days after the Borrower or any of its Subsidiaries knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exist, a statement signed by a senior financial officer of the Borrower or such Subsidiary setting forth details respecting such event or condition and the action, if any, which the Borrower, such Subsidiary or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower, any of its Subsidiaries or an ERISA Affiliate with respect to such event or condition):

            (i) any Reportable Event;

            (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

            (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower, or any of its Subsidiaries or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

            (iv) the complete or partial withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Borrower, any of its Subsidiaries or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
      Section 4041A of ERISA; and

            (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower, any of its Subsidiaries or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

            (i) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any Material Debt Agreement and not otherwise required to be furnished to the Administrative Agent, the Banks and the Issuing Bank pursuant to any other clause of this
Section 8.8;

            (j) promptly after the commencement thereof or promptly after the Borrower or any of its Subsidiaries knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

            (k) promptly after the sending or filing thereof, copies of all reports which Borrower sends to its security holders generally, and copies of all reports and registration statements which Borrower or any of its Material Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (l) promptly after the Borrower and/or one of its Acquisition Subsidiaries makes an Investment in a Joint Venture Company, a true copy of each partnership/joint venture agreement with respect to such Joint Venture Company;

            (m) as soon as available and in any event within 120 days after the end of each fiscal year of each Joint Venture Company in which the Borrower and/or one of its Acquisition Subsidiaries has an Investment, audited financial statements of each such Joint Venture Company which shall include its balance sheet as of the end of such fiscal year, together with an income statement, and statement of cash flows for such fiscal year and such other reports as the Administrative Agent, on behalf of the Issuing Bank and the Banks, shall reasonably require, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and accompanied by an unqualified opinion thereon by independent certified public accountants reasonably acceptable to the Administrative Agent and the Required Banks together with an executive summary of the management letter prepared by such independent certified public accountants; provided, however, that if a Default or Event of Default has occurred and is continuing, the full text of such management letter shall be provided to the Administrative Agent, the Issuing Bank and the Banks;

            (n) as soon as available and in any event within 60 days after the end of each fiscal quarter of each Joint Venture Company in which the Borrower and/or one of its Acquisition Subsidiaries has an Investment, an unaudited balance sheet of each such Joint Venture Company as of the end of such quarter, together with an income statement for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP (subject to year-end adjustments and except for the absence of GAAP notes thereto) and attested to by an authorized officer of each applicable Joint Venture Company, each in form and content reasonably satisfactory to the Administrative Agent; and

            (o) such other information respecting the condition or operations, financial or otherwise of the Borrower, any of its Subsidiaries or any Affiliates of any of the foregoing as the Administrative Agent may from time to time reasonably request.

      Section 8.9. Payment of Obligations.

      Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material Debt and other material obligations of whatever nature (including any obligation for taxes or wages) except for any Debt or other material obligation which is being contested in good faith and with respect to which, on a consolidated basis, adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower or the applicable Subsidiary.

      Section 8.10. Affiliate Guarantee.

      In the event that aggregate loans, Dividends or other distributions or Investments from the Borrower or any of its Subsidiaries to any Affiliate thereof (excluding Dividends made by the Borrower to any of its shareholders in accordance with Section 9.15 hereof) exceed $5,000,000 in principal amount at any time, cause such Affiliate to immediately, and in any event within 10 Banking Days thereafter, execute and deliver to the Administrative Agent a guarantee of the Debt of the Borrower hereunder, which guarantee shall be substantially in a form approved by the Administrative Agent and the Required Banks.

      Section 8.11. Notices With Respect to Certain Debts.

      Promptly notify each of the Banks of the failure of any of the Borrower or any Subsidiary to (a) pay any Debt or Debts when due and payable, after giving effect to any applicable grace period, in the aggregate (with respect to the Borrower and its Subsidiaries) amount of $500,000 or more, or (b) perform or observe any term, covenant or condition on the part of any of the foregoing entities to be performed or observed under any agreement or instrument relating to any such Debt or Debts.

      Section 8.12. Use of Proceeds.

      Use the proceeds of the Loans and Letters of Credit only for the purposes enumerated in Section 2.3 hereof, in the case of the Borrower.

      Section 8.13. Solvency.

      Continue to be Solvent and ensure that it and each of its Material Subsidiaries continues to be Solvent.

      Section 8.14. Additional Subsidiary Guarantees and Other Subsidiary Guarantee Issues.

      Cause each Person which becomes a Material Subsidiary after the Effective Date to execute and deliver a Subsidiary Guarantee to the Administrative Agent; provided, that, if at any time there are Excluded Subsidiaries that have Total Subsidiary Assets in the aggregate in excess of $10,000,000, the Borrower shall cause certain of such

Excluded Subsidiaries (which the Borrower shall choose in its sole discretion) to execute, or become a party to, a Subsidiary Guarantee, such that after giving effect thereto the remaining Excluded Subsidiaries have Total Subsidiary Assets of not more than $10,000,000.

      Section 8.15. Indemnity (Environmental Matters).

      Indemnify the Administrative Agent, the Syndication Agent, the Issuing Bank and each Bank against any liability, loss, cost, damage, or expense (including, without limitation, reasonable attorneys' fees) arising from (i) the imposition or recording of a Lien by any local, state, or federal government or governmental agency or authority pursuant to any Environmental Laws; (ii) claims of any private parties regarding violations of Environmental Laws; and (iii) costs and expenses (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by the Borrower or any of its Subsidiaries or the Administrative Agent, the Syndication Agent, the Issuing Bank or any Bank in connection with compliance by the Borrower or any of its Subsidiaries or the Administrative Agent, the Syndication Agent, the Issuing Bank and/or any Bank with any statute, regulation or order issued pursuant to any Environmental Laws by any local, state or federal government or governmental agency or authority.

      Section 8.16. Year 2000 Issue.

      Take all necessary action to at all times ensure that the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Borrower or any of its Subsidiaries interface) permits the proper functioning of such computer systems and other equipment in light of the Year 2000 Issue. At the request of the Administrative Agent, the Issuing Bank or any Bank, the Borrower shall provide, and shall cause each of its Subsidiaries to provide, to the Administrative Agent, the Issuing Bank and each Bank reasonable assurance of its compliance with the preceding sentence.

                         ARTICLE 9. NEGATIVE COVENANTS

      So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement or any Aggregate Letter of Credit Outstandings shall be outstanding, the Borrower shall not and shall not permit its Subsidiaries to:

      Section 9.1. Debt.

      Create, incur, assume or suffer to exist any Debt, except:

            (a) The Obligations;

            (b) Debt described in Schedule 7.10 hereto, and any renewals, extensions or refinancings thereof provided, that such renewals, extensions or refinancings are on terms no less favorable to the Borrower or the relevant Subsidiary of the Borrower than the original terms of such Debt;

            (c) Subordinated Debt;

            (d) Debt incurred in connection with operating leases entered into by the Borrower or its Subsidiaries, or any of them, consistent with past practice or in the ordinary course of business;

            (e) Debt of the Borrower or its Subsidiaries, or any of them, secured by Permitted Liens;

            (f) Current liabilities in respect of taxes, assessments and governmental charges and levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, incurred in the ordinary course of business;

            (g) Capital Leases, provided that the aggregate initial present value of such Capital Leases does not exceed $2,500,000 in any fiscal year;

            (h) Debt of the Borrower to any Subsidiary of the Borrower, or of any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower;

            (i) Permitted Assumed Acquisition Debt, but only so long as such Debt remains Permitted Assumed Acquisition Debt;

            (j) Additional unsecured Debt not contemplated by clauses (a) through (i) above, so long as (i) such Debt shall not exceed $40,000,000 in the aggregate for the Borrower and all Subsidiaries of the Borrower at any one time outstanding and (ii) such Debt is under terms and conditions satisfactory to the Administrative Agent; and

            (k) Interest Rate Protection Arrangements reasonably satisfactory to the Administrative Agent.

      Section 9.2. Liens.

      Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its property, now owned or hereafter acquired, except the following Liens ("Permitted Liens"):

            (a) Liens in favor of the Administrative Agent (on behalf and for the ratable benefit of the Banks) securing the Obligations;

            (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in conformity with GAAP;

            (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established;

            (d) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

            (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

            (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

            (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

            (h) purchase money Liens on any personal property heretofore or hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided, that such Liens attach only to the property as acquired and do not extend to any additional property of the Borrower or of any of its Subsidiaries;

            (i) Liens securing Permitted Assumed Acquisition Debt to the extent described in the definition of Permitted Assumed Acquisition Debt; and

            (j) Liens existing on the date hereof and described on Schedule 7.10 hereto.

      Section 9.3. Investments.

      Make any Investment in any Person, except (i) loans and advances to vendors of the Borrower and its Subsidiaries in an amount up to $500,000 in the aggregate at any one time outstanding, (ii) loans and other distributions to Affiliates in accordance with Section 9.13 hereof, (iii) Permitted Acquisitions, Permitted Equity Investments and Investments in Acquisition Subsidiaries all in accordance with Section 13.6 hereof, (iv) Investments in Subsidiaries existing on the date hereof, and (v) the following Investments: (A) obligations issued or guaranteed by states or municipalities within the United States of America; (B) obligations issued or guaranteed by the United States of America or any agency or subdivision thereof; (C) certificates of deposit, time deposits, Eurodollar certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof (or, in the case of Eurodollar certificates of deposit, a branch of any such bank, trust company or financial institution) having capital and surplus in an aggregate amount not less than $100,000,000; (D) commercial paper rated at least Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group and (E) repurchase agreements entered into with any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof having capital and surplus in an aggregate amount not less than $100,000,000 and relating to any of the obligations referred to in clauses
(A), (B) and (C) above; in each case maturing or being due or payable in full not more than one year after the Borrower's or such Subsidiary's acquisition thereof.

      Section 9.4. Sale of Assets.

      Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets, except:

            (i) assets disposed of in the ordinary course of business;

            (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business;

            (iii) sales or dispositions of assets in arm's length transactions, provided that the aggregate net proceeds of any such sale, when added to all other sales made by the Borrower and its Subsidiaries in any fiscal year, shall not exceed $1,000,000 in such fiscal year;

            (iv) Permitted Dispositions; provided that (a) immediately before and after giving effect to each such Permitted Disposition, no Default or Event of Default shall or would exist, (b) 75% of the total consideration received or to be received therefor by the Borrower or any Acquisition Subsidiary shall be payable in cash or cash equivalents on or before the closing thereof and shall not be less than the fair market value thereof as reasonably determined by the Managing Person of the Borrower or such Acquisition Subsidiary, as the case may be, (c) the Term Loans are prepaid as required by Section 4.2 hereof and (d) the Administrative Agent and the Banks shall have received (A) written notice thereof not less than ten Banking Days prior to each such Permitted Disposition, and (B) a certificate in respect thereof signed by a duly authorized officer of the Borrower identifying the property or other asset subject to such Permitted Disposition, and certifying that the consideration received or to be received by the Borrower or such Acquisition Subsidiary, as the case may be, for such property has been determined by the Managing Person thereof to be not less than the fair market value of such property and certifying as to the total consideration to be paid in respect of such Permitted Disposition, together with estimates of items to be deducted therefrom in arriving at the net proceeds thereof; and

            (v) sales of Permitted Equity Investments.

      Section 9.5. Transactions with Affiliates.

      Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except (a) (unless elsewhere restricted hereunder) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or its relevant Subsidiary's business and (except with respect to intercompany transfer pricing transactions between the Borrower and a Subsidiary or between two Subsidiaries) upon fair and reasonable terms no less favorable to the Borrower or its relevant Subsidiary, as the case may be, than would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (b) Debt transactions permitted pursuant to Section 9.1(e) hereof. Additionally, and subject to the other provisions of this Agreement (including, but not limited to, Section 9.3 hereof), the Borrower and its Subsidiaries may continue to lease their existing facilities from the relevant Real Estate Affiliates; the Borrower may make loans, Dividends and other distributions in accordance with Sections
9.13 and 9.15 hereof; and the Borrower and its Subsidiaries may engage in transactions as provided in Section 13.6 hereof.

      Section 9.6. Mergers, Etc.

      (a) Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or (b) acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), except for (i) Permitted Acquisitions, (ii) the merger of a Subsidiary of the Borrower into the Borrower or a Material Subsidiary or (iii) the acquisition of all or substantially all of the assets of a Subsidiary of the Borrower by the Borrower or a Material Subsidiary.

      Section 9.7. Acquisitions.

      Acquire or commit or agree to acquire any material portion of the stock, securities or assets of any other Person, except in the context of a Permitted Acquisition or

Permitted Equity Investment or in connection with (i) the merger of a Subsidiary of the Borrower into the Borrower or a Material Subsidiary or (ii) the acquisition of all or substantially all of the assets of a Subsidiary of the Borrower by the Borrower or a Material Subsidiary.

      Section 9.8. No Activities Leading to Forfeiture.

      Engage in the conduct of any business or activity which would be likely to result in a Forfeiture Proceeding.

      Section 9.9. Corporate Documents; Fiscal Year.

      Amend, modify or supplement its certificate or articles of incorporation or by-laws in any way which would materially adversely affect the ability of the Borrower or any Material Subsidiary to perform its obligations hereunder or under its respective Subsidiary Guarantee, as the case may be, or change its fiscal year other than in accordance with Section 7.24 hereof.

      Section 9.10. Redemptions, Etc.

      Notwithstanding Section 9.15 hereof, (a) purchase or redeem any of its stock or other securities, or retire any of its stock, or take any action which would have an effect equivalent to any of the foregoing or (b) pay any cash Dividends, make any capital distribution in cash or other property or take any action which would have an effect equivalent to any of the foregoing, if a Default or Event of Default has occurred and is continuing or would result therefrom.

      Section 9.11. Creation of Subsidiaries, etc.

      Except as permitted by Section 13.6 hereof, create any direct or indirect subsidiary or divest itself of any material assets by transferring them to any existing or future subsidiary (other than a Material Subsidiary) or by entering into a partnership, joint venture or similar arrangement, or make any material change to its capital structure or enter into any management contract permitting any third party (other than a Material Subsidiary or the Borrower) to have management rights with respect to its business.

      Section 9.12. Real Estate Loans to Affiliates.

      Make any loan or otherwise extend credit to any Affiliate to provide funds to permit such Affiliate to purchase real property.

      Section 9.13. Loans to Affiliates; Distributions.

      Except as permitted by Section 9.15 hereof in the case of the Borrower, permit loans or Dividends or other distributions or Investments from the Borrower or any of its Subsidiaries to any Affiliate thereof to exceed $500,000 at any time with respect to such

Affiliate, unless such Affiliate shall have executed a guarantee of the obligations of the Borrower in accordance with Section 8.10 hereof.

      Section 9.14. Broker's Fees.

      Pay any broker or finder any compensation for services rendered with respect to the transactions contemplated by this Agreement or any other Facility Document.

      Section 9.15. Dividends.

      Subject to Section 9.10 hereof, (a) declare or pay in any fiscal year Dividends in excess of the sum of (i) fifty percent (50%) of the accrued net income reflected in the immediately preceding fiscal year's financial statements plus (ii) $10,000,000, or (b) pay in any fiscal year Dividends in excess of the sum of (i) fifty percent (50%) of the accrued net income reflected in the immediately preceding fiscal year's financial statements plus (ii) all Dividends declared in accordance with clause (a) above in respect of any prior fiscal year to the extent not previously paid plus (iii) $10,000,000.

      Section 9.16. Nature of Business.

      In the case of the Borrower, enter into any business other than the business contemplated by Section 7.23 hereof, and in the case of each Subsidiary of the Borrower, enter into any business except such business which is comparable to the business in which Sid Tool is engaged as of the Effective Date.

                         ARTICLE 10. FINANCIAL COVENANTS

      So long as any of the Notes shall remain unpaid, or any Bank shall have any Commitment or any Aggregate Letter of Credit Outstandings shall be outstanding under this Agreement:

      Section 10.1. Minimum Effective Net Worth.

      The Borrower and its Consolidated Subsidiaries shall maintain as at the last day of each fiscal quarter, Effective Net Worth of not less than the sum of $185,000,000, plus, with respect to the first fiscal quarter in fiscal year 2000 and with respect to each fiscal quarter thereafter, on a cumulative basis, the sum of (i) the Adjustment Amount for such fiscal quarter then ending, plus (ii) the Adjustment Amount for each such prior fiscal quarter.

      Section 10.2. Quick Ratio.

      The Borrower and its Consolidated Subsidiaries shall maintain as at the last day of each fiscal quarter a ratio of (i) the sum of cash, cash equivalents and accounts receivable to (ii) Total Current Liabilities minus the current portion of Long Term Debt of not less than 0.80:1.00.

      Section 10.3. Maximum Leverage.

      The Borrower and its Consolidated Subsidiaries shall maintain as at the last day of each fiscal quarter a ratio of Total Senior Liabilities to Effective Net Worth of not more than 1.40:1.0.

      Section 10.4. Maximum Cash Flow Coverage Ratio.

      The Borrower and its Consolidated Subsidiaries shall maintain as at the last day of each fiscal quarter, a ratio of Total Senior Debt to EBITDA minus Capital Expenditures of not more than 3.0 to 1.0, as determined at the end of each such fiscal quarter for the four consecutive fiscal quarters then ended.

      Section 10.5. Minimum Interest Coverage Ratio.

      The Borrower and its Consolidated Subsidiaries shall maintain as at the last day of each fiscal quarter, a ratio of Operating Income to Interest Expense of at least 2.50 to 1.0, as determined at the end of each such fiscal quarter for the then preceding four fiscal quarters.

      Section 10.6. Positive Earnings.

      The Borrower and its Consolidated Subsidiaries shall maintain at all times positive Net Income (excluding the effect of extraordinary items, one-time charges related to a Permitted Acquisition and any changes in accounting policies), as determined at the end of each fiscal quarter for the then preceding four fiscal quarters.

      Compliance with all of the financial covenants contained in this Article 10 shall be determined by reference to the financial statements of the Borrower delivered to the Banks in accordance with Section 8.8 hereof. All financial covenants shall be applicable at all times and shall be tested on a quarterly basis and on a consolidated (not consolidating) basis.

                         ARTICLE 11. EVENTS OF DEFAULT

      Section 11.1. Events of Default.

      Any of the following events shall be an "Event of Default":

            (a) The Borrower or any Subsidiary of the Borrower shall: (i) fail to pay the principal of or interest on any Loan as and when due and payable or
(ii) fail to pay any fee or other amount (including, without limitation, any unreimbursed amount with respect to any Letter of Credit) due hereunder as and when due and payable; if any such failure referred to in this clause (ii) shall continue for two consecutive Banking Days after delivery to the Borrower of notice (pursuant to Section 13.7 hereof) of such failure;

            (b) Any representation or warranty made or deemed made by the Borrower or any Subsidiary of the Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished;

            (c) The Borrower or any Subsidiary of the Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in any of (A)
Section 2.3 hereof, (B) Article 10 hereof or (C) any other Facility Document (with respect to any such Facility Documents, other than the obligations specifically referred to in Section 11.1(a) hereof, and in any event, after the expiration of any applicable grace period provided in any such Facility Document); or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to in any of Section 11.1(a), Section 11.1(b), Section 11.1(c)(i) or any of Sections 11.1(d) - (j) hereof) in this Agreement and (in the case of this
Section 11.1(c) (ii) only) such failure shall continue for 30 consecutive days;

            (d) The Borrower or any Subsidiary of the Borrower shall: (i) fail to pay any Debt or Debts for borrowed money (other than the payment obligations described in (a) above), in the aggregate amount of, or relating to Debt in the aggregate amount of, $1,000,000 or more, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after giving effect to any applicable grace period; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed, including the obligation to make payment, under any agreement or instrument relating to any Debt or Debts (other than the payment obligations described in (a) above and other than certain failures which exist at the date hereof and described in Schedule 7.2) in the aggregate amount of $500,000 or more, when required to be performed or observed, and the effect of such failure to perform or observe is to accelerate the maturity of such Debt, after giving effect to any applicable grace period;

            (e) The Borrower or any Subsidiary of the Borrower (i) shall generally not, or be unable to, or shall admit in writing its or their inability to, pay its or their debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it or them, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 45 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Permitted Lien under Section 9.2(b) hereof); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or the Borrower and its Subsidiaries, taken as a whole, shall cease to be Solvent;

            (f) One or more judgments, decrees or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Borrower and/or any Subsidiary of the Borrower and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 45 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

            (g) An event or condition specified in Section 8.8(h) hereof shall occur or exist with respect to any Plan, or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions and all other events or conditions relating to a Plan or Multiemployer Plan, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate shall incur or in the opinion of the Required Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the Internal Revenue Service or PBGC (or any combination of the foregoing) in excess of $2,000,000 in the aggregate;

            (h) Any Forfeiture Proceeding shall have been commenced against the Borrower or any Subsidiary of the Borrower unless the Borrower or such Subsidiary, as the case may be, timely contests any such proceeding in good faith by appropriate proceedings and such proceeding is dismissed within 30 days after the commencement thereof; provided, however, that until such proceeding is dismissed as aforesaid, and notwithstanding anything contained in this Agreement to the contrary, the Banks will be under no obligation to make Loans available to, and the Issuing Bank will be under no obligation to issue Letters of Credit for the account of, the Borrower after the commencement of any such proceeding unless and until such time as any such proceeding shall have been dismissed pursuant to the foregoing provisions;

            (i) (i) Any of the Material Subsidiaries shall fail to perform or observe any term, covenant or agreement contained in any Subsidiary Guarantee; or (ii) any Subsidiary Guarantee or any provision of any Subsidiary Guarantee shall cease to be in full force and effect for any reason;

            (j) Any Facility Document or any provision of any Facility Document shall cease to be in full force and effect for any reason or the enforceability of any Facility Document shall be contested by the Borrower or any other Person;

            (k) Sid Tool shall cease to be a wholly-owned direct Subsidiary of the Borrower for any reason; or

            (l) the occurrence of a Change of Control.

      Section 11.2. Remedies.

      If any Event of Default shall occur and be continuing, the Administrative Agent, after it has received notice or has become aware of any such Event of Default, shall notify the Banks of the same, and if instructed by the Required Banks, the Administrative Agent shall, by notice to the Borrower, (i) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the outstanding principal of the Loans, all interest thereon and all other amounts payable under this Agreement and the Notes (including, without limitation, amounts payable in respect of any Letter of Credit) to be forthwith due and payable, whereupon the Loans, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of an Event of Default referred to in Section 11.1(e) or Section 11.1(h) above, the Commitments shall be immediately terminated, and the Loans, all interest thereon and all other amounts payable under this Agreement and the Notes (including amounts payable in respect of any Letter of Credit) shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. With respect to all Letters of Credit that shall not have expired or with respect to which presentment for honor shall not have occurred, the Borrower shall deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate undrawn amount of such Letters Credit, and the unused portion thereof, if any, shall be returned to the Borrower after the respective expiration dates of the Letters of Credit and after all obligations of the Borrower hereunder and under the other Facility Documents are paid in full. Furthermore, if an Event of Default has occurred and is continuing, interest and each Letter of Credit Commission Fee and Special Letter of Credit Commission Fee payable hereunder in connection with Loans, Letters of Credit and Special Letters of Credit shall automatically be increased to the Default Rate.

           ARTICLE 12. THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE ISSUING BANK;RELATIONS AMONG BANKS

      Section 12.1. Appointment, Powers and Immunities of Agents; Certain Other Matters.

      Each Bank, the Syndication Agent and the Issuing Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 12.9 hereof) appoint and authorize the Administrative Agent to act as its agent hereunder and under any other

Facility Document with such powers as are specifically delegated to the Administrative Agent or any similar Person by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. Neither the Administrative Agent, the Syndication Agent, nor the Issuing Bank shall have any duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank and in that regard it is expressly agreed that although Chase, as Syndication Agent, shall be entitled to all the benefits of the exculpatory provisions set forth in this Agreement, Chase, as Syndication Agent, shall have no duties, responsibilities or liabilities whatsoever, in such capacity. Neither the Administrative Agent, the Syndication Agent, nor the Issuing Bank shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary of the Borrower or any officer or official of the Borrower, any Subsidiary of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, or for any failure by the Borrower or its Subsidiaries, or any of them, to perform any of their or its respective obligations hereunder or thereunder. The Administrative Agent, the Syndication Agent and the Issuing Bank may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent, the Syndication Agent, nor the Issuing Bank, nor any of their respective directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

      Section 12.2. Reliance by Administrative Agent and Issuing Bank.

      Each of the Administrative Agent, the Syndication Agent and the Issuing Bank shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent, the Syndication Agent or the Issuing Bank, as the case may be. Each of the Administrative Agent, the Syndication Agent and the Issuing Bank may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof reasonably satisfactory to the Administrative Agent and the Issuing Bank signed by such Bank shall have been furnished to the Administrative Agent and the Issuing Bank but neither the Administrative Agent, the Syndication Agent nor the Issuing Bank shall be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Administrative Agent, the Syndication Agent and the Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken, or failure to act, pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

      Section 12.3. Defaults.

      Neither the Administrative Agent nor the Issuing Bank shall be deemed to have knowledge of the occurrence of a Default or Event of Default (other than, in the case of the Administrative Agent, the non-payment of principal of or interest on the Loans, any reimbursement obligations or any fees to the extent the same is required to be paid to the Administrative Agent for the account of the Banks and other than, in the case of the Issuing Bank, the non-payment of any reimbursement obligation under a Letter of Credit) unless the Administrative Agent or the Issuing Bank, as the case may be, has actual knowledge of such Default or Event of Default or has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent or the Issuing Bank, as the case may be, has actual knowledge of a Default or an Event of Default or receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent or the Issuing Bank shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Sections 13.1 and 13.8 hereof) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks and the Issuing Bank; and provided further that the Administrative Agent shall not be required to take any such action which it determines to be contrary to law.

      Section 12.4. Rights of Administrative Agent, the Syndication Agent and Issuing Bank.

      With respect to its Commitment and the Loans made by it, each entity which is the Administrative Agent, the Syndication Agent or the Issuing Bank, each in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, the Syndication Agent or the Issuing Bank, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each entity which is the Administrative Agent, the Syndication Agent or the Issuing Bank in its capacity as a Bank. The Administrative Agent, the Syndication Agent, the Issuing Bank or any Bank and their respective Affiliates may (without having to account therefor to any other Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower or any Subsidiaries of the Borrower (and any of their respective Affiliates). In the case of each entity which is the Administrative Agent, the Syndication Agent or the Issuing Bank, it may do so as if it were not acting in such capacity, respectively, and each entity which is the Administrative Agent, the Syndication Agent or the Issuing Bank may accept fees and other consideration from the Borrower or any Subsidiaries of the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Administrative Agent, the Syndication Agent, the Issuing Bank or a Bank or any of their respective Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower or any Subsidiaries of the Borrower, their respective Affiliates and such other Persons, neither the Administrative Agent, the Syndication Agent, the Issuing Bank nor such Bank shall have any duty to disclose such information to the other Banks except as required under this Agreement or the other Facility Documents.

      Section 12.5. Indemnification of Administrative Agent, Syndication Agent, Issuing Bank and Arrangers.

      The Banks (including each entity which is the Administrative Agent, the Syndication Agent or the Issuing Bank, each in its capacity as a Bank) agree to indemnify the Administrative Agent, the Syndication Agent, each Arranger and the Issuing Bank (to the extent not reimbursed under Section 13.3 hereof or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 13.3 hereof or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participation, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, the Syndication Agent, an Arranger or the Issuing Bank relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 13.3 hereof or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

      Section 12.6. Documents.

      The Administrative Agent will forward to the Issuing Bank and each Bank, promptly after the Administrative Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Administrative Agent for such Bank, to the extent not otherwise delivered to the Issuing Bank or such Bank pursuant to this Agreement or any other Facility Document.

      Section 12.7. Non-Reliance on Administrative Agent, Syndication Agent, Arrangers, Issuing Bank and Other Banks.

      Each Bank agrees that it has, independently and without reliance on the Administrative Agent, the Syndication Agent, the Arrangers, the Issuing Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, its Subsidiaries and their respective Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Arrangers, the Issuing Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. Neither the Administrative Agent, the Syndication Agent, either Arranger nor the Issuing Bank shall be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Affiliate. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent or the Issuing Bank hereunder, neither the Administrative Agent, the Syndication Agent, either Arranger nor the Issuing Bank shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their respective Affiliates) which may come into the possession of the Administrative Agent, the Syndication Agent, either Arranger, the Issuing Bank or any of their respective Affiliates. Neither the Administrative Agent, the Syndication Agent, either Arranger nor the Issuing Bank shall be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein for record, or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein to anyone except as specifically provided in this Agreement.

      Section 12.8. Failure of Administrative Agent or the Issuing Bank to Act.

      Except for action expressly required of the Administrative Agent or the Issuing Bank hereunder, the Administrative Agent and the Issuing Bank shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 12.5 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      Section 12.9. Resignation or Removal of Administrative Agent or Syndication Agent.

      Subject to the appointment and acceptance of a successor Administrative Agent or Syndication Agent, as the case may be, as provided below, the Administrative Agent and the Syndication Agent may each resign at any time by giving written notice thereof to the Issuing Bank, the other agent, the Banks and the Borrower, and the Administrative Agent and the Syndication Agent may each be removed at any time with or without cause by the Required Banks; provided that the Borrower, the Issuing Bank, the other agent and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent and/or Syndication Agent, as the case may be. If no successor Administrative Agent or Syndication Agent, as the case may be, shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's or Syndication Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent or Syndication Agent, as the case may be, then the retiring Administrative Agent or Syndication Agent may, on behalf of the Banks, appoint a successor Administrative Agent or Syndication Agent, as the case may be, which shall be a commercial bank which has an office in New York, New York having a minimum capital and surplus of $500,000,000. The Required Banks or the retiring Administrative Agent, or the retiring Syndication Agent, as the case may be, shall upon the appointment of a successor Administrative Agent or Syndication Agent, as the case may be, promptly so notify the Borrower, the Issuing Bank, the other agent and the other Banks. Upon the acceptance of any appointment as Administrative Agent or Syndication Agent hereunder by a successor Administrative Agent or Syndication Agent, as the case may be, such successor Administrative Agent or Syndication Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Syndication Agent, as the case may be, and the retiring Administrative Agent or Syndication Agent, as the case may be, shall be discharged from and after the date of such succession from its duties and obligations hereunder. After any retiring Administrative Agent's or Syndication Agent's resignation or removal hereunder as Administrative Agent or Syndication Agent, as the case may be, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Syndication Agent, as the case may be. The retiring Administrative Agent or Syndication Agent shall pay to the successor Administrative Agent or Syndication Agent, as the case may be, its pro-rated portion of any agency fee that had been paid for such year.

      Section 12.10. Amendments Concerning Agency, Arrangement and Issuing Bank Function.

      Neither the Administrative Agent, the Syndication Agent nor the Issuing Bank shall be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its respective rights or obligations hereunder or thereunder unless it shall have given its prior consent thereto.

      Section 12.11. Liability of Agents, Issuing Bank and Banks.

      Neither the Administrative Agent, the Syndication Agent, the Issuing Bank nor any Bank shall have any liabilities or responsibilities to the Borrower, any Subsidiary of the Borrower or any other Person on account of the failure of any other Bank to perform its obligations hereunder or to any other Bank on account of the failure of the Borrower or any of the Borrower's Subsidiaries to perform their obligations hereunder or under any other Facility Document.

      Section 12.12. Transfer of Agency Function.

      Without the consent of the Borrower, any Subsidiary of the Borrower, the Issuing Bank, or any Bank, the Administrative Agent and the Syndication Agent may each at any time or from time to time transfer its functions hereunder as Administrative Agent or Syndication Agent, as the case may be, to any of its United States offices wherever located, provided that it shall promptly notify the Borrower and the Banks thereof.

      Section 12.13. Non-Receipt of Funds by the Administrative Agent.

      Unless the Administrative Agent shall have been notified by (i) a Bank or
(ii) the Borrower (the "Payor") prior to the date on which such Bank is to make payment hereunder to the Administrative Agent of the proceeds of a Loan or the Borrower is to make any payment hereunder to the Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Administrative Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Administrative Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

      Section 12.14. Withholding Taxes.

      Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Administrative Agent such forms, certifications, statements and other documents as the Administrative Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Administrative Agent the requested form, certification, statement or document.

      Section 12.15. Several Obligations and Rights of Banks.

      The failure of any Bank to make any Loan to be made by it on the date specified therefor or to perform any of its other obligations hereunder (including, without limitation, its obligations to participate in any reimbursement obligations under a Letter of Credit) shall not relieve any other Bank of its obligation to make its Loan on such date or to perform its other obligations hereunder (including, without limitation, its obligation to participate in any reimbursement obligations under a Letter of Credit), but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank or to perform any of such other obligations. If any Bank shall default in its obligations hereunder or under the other Facility Documents, (i) such Bank shall not be entitled to (x) receive any payments to which it would otherwise be entitled hereunder, or (y) give any consent, instruction, approval or waiver hereunder (including, without limitation, pursuant to Section 11.2 and Section 13.1 hereof) or under any other Facility Document, and the Revolving Credit Commitment Proportion, the Term Loan Commitment Proportion and the Commitment Proportion of such Bank shall not be given any effect with respect to any such consent, instruction, approval or waiver and (ii) the Borrower and the non-defaulting Banks will endeavor in good faith to arrange for another lender or lenders to replace the defaulting Bank, which replacement lender or lenders must agree to participate in the Commitments to the extent of the defaulting Bank's obligations hereunder on the same terms and conditions applicable to such defaulting Bank at the time of such default and to purchase all of such defaulting Bank's Loans hereunder; provided, however, that none of such non-defaulting Banks will be deemed to have incurred or assumed any liabilities or obligations pursuant to this sentence if any replacement lender does not elect to participate as referenced above for any reason whatsoever. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt and upon the written consent of the Required Banks, the Banks shall be entitled to protect and enforce their rights arising out of this Agreement, absent a waiver of any such rights in accordance with
Section 13.1 hereof, in any proceeding in which all Banks are joined for any such purpose; provided, however, that the

Administrative Agent shall be entitled to protect and enforce the rights of the Banks arising out of this Agreement, in accordance with this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose (though nothing shall preclude such joinder).

      Section 12.16. Pro Rata/Non Pro Rata Treatment of Loans.

            (a) Subject to the provisions of Article 4 and Article 5 hereof, each payment or prepayment of principal of or interest on any Borrowing consisting of Revolving Credit Loans and/or Term Loans, each payment of the Unused Fee, each reimbursement obligation under a Letter of Credit and each refinancing or conversion of any Borrowing with a Borrowing consisting of Revolving Credit Loans and/or Term Loans of any type, shall be allocated pro rata among Banks in accordance with the respective principal amounts of their outstanding Term Loans or Revolving Credit Loans, as the case may be. Subject to the provisions of Article 4 and Article 5 hereof, each reduction of the Commitments shall be allocated pro rata among Banks in accordance with their respective Commitments. Each payment of principal of any Borrowing consisting of Bid Loans shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Bid Loans comprising such Borrowing. Each payment of interest on any Borrowing consisting of Bid Loans shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Bid Loans comprising such Borrowing. For purposes of determining the available Commitments of the Banks at any time, each outstanding Borrowing consisting of Bid Loans shall be deemed to have utilized the Commitments of the Banks (including those Banks which shall not have made Loans as part of such Borrowing consisting of Bid Loans) pro rata in accordance with such respective Commitments. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

            (b) Each reduction or termination of the amount of the Revolving Credit Commitments under Section 2.7 hereof shall be applied to the Revolving Credit Commitments of the Banks pro rata in accordance with their respective Revolving Credit Commitment Proportions.

      Section 12.17. Sharing of Payments Among Banks.

      If a Bank shall obtain payment of any principal of or interest on the Term Loan or any Revolving Credit Loan made or extended by it through the exercise of any right of setoff, banker's lien, counterclaim, or any other means, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Term Loans or Revolving Credit Loans, as the case may be, made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Term Loans and Revolving Credit Loans, as the case may be, held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the sale of participations or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Term Loans and/or Revolving Credit Loans, as the case may be, made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower. In the event that a Bank has Term Loans, Bid Loans and Revolving Credit Loans outstanding, such Bank shall deem and treat all payments obtained by it as payments of principal of or interest on such Revolving Credit Loans, first and the excess of such payments, if any, as payments of principal of or interest on the Bid Loans and then the excess of such payments, if any, as payments of principal of or interest on the Term Loans.

                           ARTICLE 13. MISCELLANEOUS

      Section 13.1. Amendments and Waivers.

      Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower and the Required Banks (and, if the rights, obligations or duties of the Administrative Agent, the Syndication Agent or the Issuing Bank are affected thereby, by the Administrative Agent, the Syndication Agent or the Issuing Bank, as the case may be), and any provision of this Agreement may be waived by the Borrower (if such provision requires performance by the Administrative Agent, the Syndication Agent, the Issuing Bank or the Banks, or any of them) or by an instrument signed by the Required Banks (if such provision requires performance by the Borrower), including, but not limited to, any Event of Default; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Revolving Credit Commitments or the Term Loan Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder or any reimbursement obligation payable hereunder, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this
Section 13.1 or of Section 13.6 hereof, (e) amend the definition of the term "Required Banks" or the number of Banks or percentage of Loans or Commitments required for the Banks to take any action under any of the Facility Documents,
(f) change the Revolving Credit Commitment, the Term Loan Commitment or the Commitment of any Bank or the fees payable to any Bank except as otherwise provided herein, (g) permit the Borrower to transfer or assign any of its obligations hereunder or under the Facility Documents, (h) amend the provisions of Article 12 hereof, (i) amend the provisions of Section 4.7(f) hereof or any guarantee delivered pursuant to the terms hereof or the provisions of any agreement relating to any Subordinated Debt, or (j) release any guarantee delivered pursuant to the terms hereof. No failure on the part of the Administrative Agent, the Syndication Agent, the Issuing Bank or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 13.2. Usury.

      Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

      Section 13.3. Expenses.

      The Borrower shall reimburse the Administrative Agent, the Syndication Agent and the Issuing Bank on demand for all reasonable costs, expenses, and charges including, without limitation, reasonable fees and charges of external legal counsel for the Administrative Agent, the Syndication Agent and the Issuing Bank) incurred by the Administrative Agent, the Syndication Agent or the Issuing Bank or by the Administrative Agent on behalf of the Banks in connection with the preparation, execution and delivery of this Agreement and the other Facility Documents. In addition, the Borrower shall reimburse the Administrative Agent, the Syndication Agent, the Issuing Bank and each Bank for all of its reasonable costs and expenses (including, without limitation, reasonable fees and charges of external legal counsel for each such Person) in connection with the enforcement or preservation of any rights under this Agreement, the Notes or the other Facility Documents. The Borrower agrees to indemnify the Administrative Agent, the Syndication Agent, the Issuing Bank and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any of its Affiliates of the Letters of Credit or the proceeds of the Loans, or to the failure of the Borrower or any of its Subsidiaries to perform or observe any of the terms, covenants or conditions on its part to be performed or observed under this Agreement or any of the other Facility Documents including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Person to be indemnified).

      Section 13.4. Survival.

      The obligations of the Borrower under Section 4.8, Section 4.6, Article 5,
Section 8.15 (notwithstanding anything to the contrary herein) and Section 13.3 hereof shall survive the repayment of the Loans and the termination of the Commitments for a period corresponding to the maximum applicable statute of limitations in effect in the State of New York from time to time.

      Section 13.5. Assignment; Participation.

      This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Administrative Agent, the Issuing Bank, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of each Bank. Each Bank may, (x) with the prior written consent of the Administrative Agent, the Syndication Agent and the Borrower (which consents shall not be unreasonably withheld) and the Issuing Bank (which consent may be given or withheld in the sole and absolute discretion of the Issuing Bank) (except that (i) with respect to assignments made by a Bank to an Affiliate thereof, no such consent of any of the Administrative Agent, the Syndication Agent or the Issuing Bank shall be required and (ii) at any time when a Default or an Event of Default shall exist, no consent of the Borrower shall be required) to assign or (y) sell participations in, all or any part of its Loans and its Commitment to another bank or other entity, in which event (a) in the case of an assignment, upon notice thereof by the Bank to the Borrower with a copy of the assignment agreement to the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in the applicable assignment agreement), the same rights, benefits and obligations as it would have if it were a Bank hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents, and all amounts payable by the Borrower under Article 5 hereof shall be determined as if such Bank had not sold such participation. Such Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information on substantially the terms set forth in Section 13.15 hereof. The right of a Bank to assign or participate all or part of its Commitment to a third party shall be subject to the following limitations: (i) each assignment or participation shall be made pro rata between the Revolving Credit Commitment, Term Loan Commitment, Commitment and the Bid Loans, (ii) each assignee shall be a commercial bank having minimum capital and surplus of $500,000,000, (iii) each Bank (other than the Administrative Agent and the Syndication Agent, each in its capacity as a Bank) shall be permitted to make only one assignment and the Administrative Agent and the Syndication Agent, each in its capacity as a Bank, shall be permitted to make two assignments during the term of this Agreement provided that the Administrative Agent or Syndication Agent, as the case may be, by reason of any assignment shall not cease to be the Administrative Agent or Syndication Agent, as the case may be, or a Bank hereunder, and (iv) the holder of any participation shall not be entitled to any voting rights under this Agreement. There shall be no limit on the number of participations that may be granted by any Bank. Any permitted assignees or participants shall be bound by, and shall be subject to, the provisions of Section 13.1 hereof. Notwithstanding the foregoing, each Bank shall be permitted to assign all or part of Revolving Credit Loans, Term Loans and/or Bid Loans hereunder to any Federal Reserve Bank in connection with any collateral assignment thereto in the ordinary course of any such Bank's business.

      Section 13.6. Special Provisions with Respect to Equity Investments and Acquisitions.

            (a) By the Borrower and/or Acquisition Subsidiaries. Subject to the limitations set forth in Section 13.6(b) below, the Borrower and/or its Acquisition Subsidiaries may make Equity Investments and Acquisitions and the Borrower may make loans to Acquisition Subsidiaries to permit them to make Equity Investments and Acquisitions, provided that no such Equity Investment or Acquisition shall be permitted, nor may any loan to an Acquisition Subsidiary be made, unless each such Acquisition Subsidiary that is, or as a result of such transaction would be, a Material Subsidiary, and, with respect to Acquisitions, each Material Subsidiary whose Capital Stock interests were acquired by the Borrower or such Acquisition Subsidiary, and each such Person's Subsidiaries that would be a Material Subsidiary, shall have guaranteed the obligations of the Borrower to the Banks under the Facility Documents, in form and substance (with respect to such guarantee) reasonably satisfactory to the Administrative Agent and the Required Banks.

            (b) Limitations. No Acquisition or Equity Investment shall be permitted at any time pursuant to clause (a) and no loan may be made to an Acquisition Subsidiary for the purpose of making an Acquisition or an Equity Investment pursuant to clause (a) unless (i) the Total Cost is equal to or less than twenty-five percent (25%) of the Effective Net Worth of the Borrower as reflected in the Borrower's most recent financial statements available at such time and provided to the Banks pursuant to Section 8.8(a) or Section 8.8(b) hereof, (ii) no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, Equity Investment, or loan, as the case may be, (iii) the Capital Stock or the assets being acquired, as the case may be, is in or from, as the case may be, a Person that is engaged in a Permissible Business, (iv) with respect to each Equity Investment, no part of a Loan was made for the purpose of "purchasing" or "carrying" such Equity Investment, within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect and (v) with respect to each Acquisition (A) such Acquisition shall not be hostile and (B) such Acquisition shall have been duly authorized by the acquired entity or the entity selling such assets, as the case may be. In the event that any Acquisition is consummated, the Borrower shall be required to provide consolidated and consolidating financial statements reasonably acceptable to the Banks. Under no circumstances shall the Borrower or any Acquisition Subsidiary of the Borrower be permitted to make any Acquisition pursuant to this Section
13.6 if such Acquisition includes an acquisition of real property unless, to the best knowledge of the Borrower and/or such Acquisition Subsidiary, after reasonable investigation, such real property has not been used for conducting any manufacturing, industrial, commercial or retail business which involved in any way the introduction, manufacture, generation, processing or storage of any Hazardous Substance which is the subject of any Environmental Law.

      Section 13.7. Notices.

      Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Administrative Agent or the Issuing Bank by telephonic communication directly with Christopher J. Mendelsohn or any other person designated for such purpose by notice from the Administrative Agent or the Issuing Bank to the Borrower, confirmed by telecopy or other writing (with a copy of any such notice to be sent simultaneously by telecopy to Richard
M. Skoller, Esq. at (212) 238-3100, and to the Banks and to the Borrower by certified or registered mail or by recognized overnight delivery services to such party at its address on the signature page of this Agreement; provided, however, that notwithstanding the foregoing to the contrary, notices to the Borrower shall be effective if delivered at the following address: 75 Maxess Road, Melville, New York 11747, Attention: President. Notices shall be effective: (a) if given by registered or certified mail, 72 hours after deposit in the mails with postage prepaid, addressed as aforesaid; or (b) if given by recognized overnight delivery service, on the Banking Day following deposit with such service addressed as aforesaid; or (c) if given by telecopy, when the telecopy is transmitted to the telecopy number as aforesaid and confirmed with a confirmation receipt (with a copy of any such notice to the Borrower to be sent simultaneously to Joseph L. Getraer, Esq., at Rosenman & Colin, 575 Madison Avenue, New York, New York 10022, Telecopy No. (212) 940-8776; provided, however, that notwithstanding the foregoing to the contrary, all notices from the Borrower to the Administrative Agent, the Syndication Agent, the Issuing Bank, the Banks, or any of them, shall only be effective upon receipt by all of the Administrative Agent, the Syndication Agent, the Issuing Bank and the Banks pursuant to the other provisions of this Section 13.7, except that notice to any Bank other than a Bank which is a signatory hereto shall be effective upon receipt by the Administrative Agent of notice pursuant to the other provisions of this Section 13.7; and further provided, however, that notwithstanding the foregoing to the contrary, notices to the Borrower pursuant to Section 11.1(a) hereof shall be effective upon delivery, by hand, of any such notice to the Borrower at the following address: 75 Maxess Road, Melville, New York 11747,
Attention: Mitchell Jacobson, Thomas Eccleston and Shelley Boxer. In addition, any such notices shall also be given simultaneously by telephonic communication directly with either Mitchell Jacobson, Thomas Eccleston or Shelley Boxer at (516) 812-2000, provided, however, that delivery of any notice to the Borrower pursuant to Section 11.1(a) hereof shall be effective upon hand-delivery of any such notice as aforesaid, whether or not such telephonic communication is completed with any of the foregoing individuals. Furthermore, a copy of any such notice shall also be sent simultaneously by telecopy to Joseph L. Getraer, Esq. at (212) 940-8563, provided, however, that delivery of any notice to the Borrower pursuant to Section 11.1(a) hereof shall be effective upon hand-delivery of any such notice as aforesaid.

      Section 13.8. Setoff.

      The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank or the Issuing Bank may otherwise have, each Bank and the Issuing Bank shall be entitled, at its option without any prior notice to the Borrower (any such notice being expressly waived by the Borrower to the extent permitted by applicable law), to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's or the Issuing Bank's, as the case may be, offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank or the Issuing Bank, as the case may be, under this Agreement or such Bank's Notes which is not paid when due (regardless of whether such balances are then due the Borrower) in which case it shall promptly notify the Borrower and the Administrative Agent thereof; provided that such Bank's or the Issuing Bank's, as the case may be, failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

      Section 13.9. JURISDICTION; WAIVER OF JURY TRIAL; IMMUNITIES.

            (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER FACILITY DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING (BY CERTIFIED OR REGISTERED MAIL) OF COPIES OF SUCH PROCESS TO THE BORROWER AT THE ADDRESS SPECIFIED IN SECTION 13.7 HEREOF. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON

THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT OR THE ISSUING BANK SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

            (b) THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ISSUING BANK, EACH OF THE BANKS AND THE BORROWER WAIVE ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH RESPECT TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS.

            (c) NOTHING IN THIS SECTION 13.9 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ISSUING BANK OR ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ISSUING BANK OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

            (d) TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE NOTES.

      Section 13.10. Table of Contents; Headings.

      Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

      Section 13.11. Severability.

      The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      Section 13.12. Counterparts.

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

      Section 13.13. Integration.

      The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

      Section 13.14. Governing Law.

      This Agreement shall be governed by, and interpreted and construed in accordance with, the law of the State of New York.

      Section 13.15. Treatment of Certain Information.

      The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or the Issuing Bank or by one or more of their respective Subsidiaries or Affiliates and (b) acknowledges that information delivered to each Bank or the Issuing Bank by such entity may be provided to each such Affiliate. Notwithstanding the foregoing, the Banks and the Issuing Bank agree to maintain and to endeavor to cause their respective Subsidiaries and Affiliates to maintain all non-public information which is furnished to them hereunder or under or in connection with any Facility Document in confidence and not to disclose any such information to third parties (except as provided in the preceding sentence); provided, however that neither any Bank nor the Issuing Bank will be liable to the Borrower or to any of its Subsidiaries or Affiliates for the failure to cause such Bank's or the Issuing Bank's, as the case may be, Subsidiaries and Affiliates to maintain in confidence and not disclose any such information, in the absence of gross negligence or willful misconduct on the part of any such Bank or the Issuing Bank, as the case may be; and further provided, however, that the Banks, the Issuing Bank and their Affiliates referred to above may disclose such information (i) to their legal counsel, auditors, appraisers or consultants in connection with the transactions contemplated hereby (provided that such persons are advised of the confidential nature of such information and of the Banks' and the Issuing Bank's confidentiality obligations hereunder), (ii) to any regulatory authority having jurisdiction over them, (iii) to prospective participants or assignees of the Commitments (provided that such prospective participants or assigns execute a confidentiality agreement on substantially the terms hereof), (iv) as required by law or legal process, (v) in response to credit inquiries, (vi) in connection with any litigation to which any of them may be a party, (vii) which has become public without a breach by the disclosing party, or (viii) which is received from a Person not known to be under a duty of confidentiality, provided that with respect to Section 13.15 (v) only, the Borrower has consented in writing to such disclosure.

      Section 13.16. Further Rights of the Administrative Agent.

            (a) The Borrower appoints such person or persons as the Administrative Agent may designate as its attorney-in-fact, upon and during the continuance of an Event of Default, to do all things necessary to carry out this Agreement and the other Facility Documents. The powers granted herein, being coupled with an interest, are irrevocable, and the Borrower approves and ratifies all acts of the attorney-in-fact. Neither the Administrative Agent nor the attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same is not willful misconduct or grossly negligent.

            (b) In the event that the Borrower or any of its Subsidiaries shall fail to purchase or maintain insurance (where applicable), or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any Lien prohibited hereby shall not be paid in full or discharged, or in the event that the Borrower or any of its Subsidiaries shall fail to perform or comply with any other covenant, promise or obligation to the Banks hereunder or under any other Facility Document, the Administrative Agent may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of the Borrower and all monies so paid by the Administrative Agent, including reasonable attorneys' fees, shall be treated as an advance to the Borrower.

      Section 13.17. Lost Notes.

            Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of any Note or any other Facility Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Facility Document, the Borrower will issue, in lieu thereof, a replacement Note or other Facility Document, which in the case of a replacement
Note it shall be in the same principal amount and otherwise of like tenor as the original thereof.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    BORROWER:

                                    MSC INDUSTRIAL DIRECT CO., INC.

                                    By: /s/ Shelley M. Boxer
                                       -----------------------------------------
                                       Name:  Shelley M. Boxer
                                       Title: Vice President and Chief
                                              Executive Officer

                                    Address for Notices:

                                    MSC Industrial Direct Co., Inc.
                                    c/o Sid Tool Co., Inc.
                                    75 Maxess Road
                                    Melville, New York 11747
                                    Attn: Shelley Boxer
                                    Telephone No.: (516) 812-1216
                                    Telecopier No.: (516) 812-1703

ADMINISTRATIVE AGENT and ISSUING BANK:

                                 FLEET BANK, NATIONAL ASSOCIATION

                                    By: /s/ Christopher Mendelsohn
                                       -----------------------------------------
                                       Name:  Christopher Mendelsohn
                                       Title: Vice President

                                 Lending Office and Address for Notices:

                                 Fleet Bank, National Association
                                 300 Broad Hollow Road
                                 Melville, New York 11747
                                 Attention: Christopher J. Mendelsohn
                                            Vice President
                                 Telephone No.: (516) 547-7777
                                 Telecopier No.: (516) 547-7815

SYNDICATION AGENT:

                                    THE CHASE MANHATTAN BANK

                                    By: /s/ Emelia Teige
                                       -----------------------------------------
                                       Name:  Emelia Teige
                                       Title: Vice President

                                    Address for Notices:

                                    The Chase Manhattan Bank
                                    Corporate Banking Group
                                    395 North Service Road
                                    Melville, New York 11747
                                    Attention: Emelia Teige
                                               Vice President
                                    Telephone No.: (516) 755-5046
                                    Telecopier No.: (516) 755-5104

BANKS:

                                    FLEET BANK, NATIONAL ASSOCIATION

                                    By: /s/ Christopher Mendelsohn
                                       -----------------------------------------
                                       Name:  Christopher Mendelsohn
                                       Title: Vice President

                                    Lending Office and Address for Notices:

                                    Fleet Bank, National Association
                                    300 Broad Hollow Road
                                    Melville, New York 11747
                                    Attention: Christopher J. Mendelsohn
                                               Vice President
                                    Telephone No.: (516) 547-7777
                                    Telecopier No.: (516) 547-7815

                                    Revolving Credit Commitment:
                                    $34,375,000

                                    Term Loan Commitment:
                                    $15,625,000

                                    Total Commitment:
                                    $50,000,000

                                    THE CHASE MANHATTAN BANK

                                    By: /s/ Emelia Teige
                                       -----------------------------------------
                                       Name:  Emelia Teige
                                       Title: Vice President

                                    Lending Office and Address for Notices:

                                    The Chase Manhattan Bank
                                    Corporate Banking Group
                                    395 North Service Road
                                    Melville, New York 11747
                                    Attention: Emelia Teige
                                               Vice President
                                    Telephone No.: (516) 755-5046
                                    Telecopier No.: (516) 755-5103

                                    Revolving Credit Commitment:
                                    $30,937,500

                                    Term Loan Commitment:
                                    $14,062,500

                                    Total Commitment:
                                    $45,000,000

                                    MELLON FINANCIAL SERVICES CORP.
                                    as attorney-in-fact for Mellon Bank, N.A.

                                    By: /s/ Jeffrey B. Carstens
                                       -----------------------------------------
                                    Name:  Jeffrey B. Carstens
                                    Title: Vice President

                                    Lending Office and Address for Notices:

                                    Mellon Bank
                                    c/o Mellon Financial Services Corp.
                                    176 EAB Plaza
                                    11th Floor, West Tower
                                    Uniondale, New York 11556-0176
                                    Attention: Jeffrey B. Carstens
                                               Vice President
                                    Telephone No.: (516) 338-3012
                                    Telecopier No.: (516) 338-3070

                                    Revolving Credit Commitment:
                                    $24,062,500

                                    Term Loan Commitment:
                                    $10,937,500

                                    Total Commitment:
                                    $35,000,000

                                    THE BANK OF NEW YORK

                                    By: /s/  Stephen E. Ratner
                                       -----------------------------------------
                                       Name:  Stephen E. Ratner
                                       Title: Vice President

                                    Lending Office and Address for Notices:

                                    The Bank of New York
                                    1401 Franklin Ave.
                                    Garden City, NY 11530
                                    Attention: Steven E. Ratner
                                               Vice President
                                    Telephone No.: (516) 294-2026
                                    Telecopier No.: (516) 294-2055

                                    Revolving Credit Commitment:
                                    $13,750,000

                                    Term Loan Commitment:
                                    $6,250,000

                                    Total Commitment:
                                    $20,000,000

                                    ISRAEL DISCOUNT BANK OF NEW YORK

By: /s/ Ron Bongiovanni             By: /s/ Scott Fishbein
   -----------------------------       -----------------------------------------
   Name:  Ron Bongiovanni              Name:  Scott Fishbein
   Title: First Vice President         Title: Vice President

                                       Lending Office and Address for Notices:

                                       Israel Discount Bank of New York
                                       511 Fifth Avenue
                                       New York, NY 10017
                                       Attention: Scott Fishbein
                                                  Vice President
                                       Telephone No.: (212) 551-8896
                                       Telecopier No.: (212) 551-8567

                                       Revolving Credit Commitment:
                                       $6,875,000

                                       Term Loan Commitment:
                                       $3,125,000

      `                                Total Commitment:
                                       $10,000,000